                                                                     EXHIBIT 4.1


                               STATE OF MARYLAND                     370884


                                 DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
              301 West Preston Street  Baltimore, Maryland  21201




                                                            DATE:  JUNE 22, 1995



     THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT AND RESTATEMENT FOR FELCOR SUITE HOTELS, INC. WERE RECEIVED AND APPROVED FOR RECORD ON JUNE 22, 1995 AT 11:22 AM.






FEE PAID:           50.00





[SEAL]


                                                              HARRY J. NOONAN
                                                              CHARTER SPECIALIST

                     ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                           FELCOR SUITE HOTELS, INC.


      Felcor Suite Hotels, Inc., a Maryland corporation (the "Corporation"), certifies as follows:
     FIRST:    The Corporation desires to amend and restate its Charter as currently in effect, and, upon acceptance for record of these Articles of Amendment and Restatement by the State Department of Assessments and Taxation of the State of Maryland, the provisions set forth in these Articles of Amendment and Restatement will be all of the provisions of the Charter of the Corporation as currently in effect.
     SECOND:   The Charter of the Corporation is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto.
     THIRD:    The amendment and restatement of the charter of the Corporation set forth in these Articles of Amendment and Restatement was advised by the Board of Directors of the Corporation and was approved by the sole stockholder of the Corporation.
     FOURTH:   The current address of the principal office of the Corporation is 11 East Chase Street, Baltimore, Maryland 21202.
     FIFTH:    The name and address of the current resident agent of the
Corporation is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.
     SIXTH:    The current number of directors of the Corporation is one (1), which number may be increased or decreased from time to time pursuant to the Charter and the Bylaws of the Corporation. The name of the current sole director of the Corporation is Thomas J. Corcoran, Jr.
     SEVENTH: The amendment set forth in these Articles of Amendment and Restatement does not increase the authorized capital stock of the Corporation.
     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be executed in its name and on its behalf as of the 22nd day of June 1995, by its President, who acknowledges that these Articles of Amendment and Restatement are the act of the Corporation and certifies that, to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment and Restatement are true in all material respects.

    ATTEST:                               FELCOR SUITE HOTELS, INC.


   /s/ NICHOLAS R. PETERSON               By: /s/ THOMAS J. CORCORAN, JR. [SEAL]
   ------------------------                   ---------------------------
   Nicholas R. Peterson                       Thomas J. Corcoran, Jr.
   Assistant Secretary                        President

                                                                       EXHIBIT A

                                   ARTICLE I.

         I, David A. Gibbons, whose post office address is 10 Light Street, Baltimore, Maryland 21202, being at least 18 years of age, hereby form a corporation under the Maryland General Corporation Law.


                                  ARTICLE II.
                                      NAME

                 The name of the Corporation is:

                           FelCor Suite Hotels, Inc.


                                  ARTICLE III.
                         NATURE OF BUSINESS OR PURPOSES

                 The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law.

                 In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

         Without limiting the generality of the foregoing purpose, at such time or times as the Board of Directors determines that it is in the interest of the Corporation and its stockholders that the Corporation engage in the business of, and conduct its business and affairs so as to qualify as, a real estate investment trust (as that phrase is defined in the Internal Revenue Code of 1986, as amended (the "Code")), the purpose of the Corporation shall include engaging in the business of a real estate investment trust ("REIT"). This reference to such purpose shall not make unlawful or unauthorized any otherwise lawful act or activity that the Corporation may take that is inconsistent with such purpose.


                                  ARTICLE IV.
                      PRINCIPAL OFFICE AND RESIDENT AGENT

                 The address of the Corporation's principal office in the State of Maryland is 11 East Chase Street, Baltimore, Maryland 21202. The name and address of its resident agent is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

                                   ARTICLE V.
                                 CAPITAL STOCK

         A. Authorized Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is Sixty Million (60,000,000) shares, consisting of Fifty Million (50,000,000) shares of Common Stock, of the par value of One Cent ($0.01) each, and Ten Million (10,000,000) shares of Preferred Stock, of the par value of One Cent ($0.01) each, amounting in aggregate par value of $600,000.

         B. The following is a description of each class of the capital stock that the Corporation shall have authority to issue, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof to the extent applicable thereto:

                 Common Stock.

                 (1) Dividend Rights. Subject to the rights of any series of Preferred Stock created pursuant to the further provisions of this Section B of this Article and subject to the terms of Article V hereto, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared thereon by the Board of Directors out of funds legally available therefor.

                 (2) Voting Rights. Subject to the rights of the holders of any series of Preferred Stock created pursuant to the further provisions of this Section B of this Article, the holders of shares of the Common Stock shall possess all of the voting power of the capital stock of the Corporation and shall have the exclusive right to vote upon, authorize and approve any and all matters which may properly come before the stockholders of the Corporation. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such stockholder.

                 (3) Rights Upon Liquidation. Subject to the rights of any series of Preferred Stock created pursuant to the further provisions of this Section B of this Article and subject to the terms of Article V hereto, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of the assets of the Corporation available for distribution to the holders of its Common Stock.

                 Preferred Stock.

                 Subject to the provisions of sections D. and E. of this
Article V, the Board of Directors of the Corporation is hereby authorized and empowered to classify or reclassify, in one or more series, any of the unissued shares of the Preferred Stock of the Corporation by establishing the number of shares of such series and by setting, changing or eliminating any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and condition of redemption of such shares, all of which shall be set forth in articles supplementary to this Charter executed, acknowledged, filed and recorded in the manner required by the Maryland General Corporation Law ("Articles Supplementary"), and as may be permitted by the Maryland General Corporation Law.

         C. Issuance of Stock. The Board of Directors is hereby authorized and empowered to authorize the issuance by the Corporation from time to time of shares of any class of capital stock of the Corporation, whether now or hereafter authorized, or securities convertible into shares of capital stock of any class or classes, whether now or hereafter authorized, for such consideration and on such terms and conditions as may be deemed advisable by the Board of Directors and without any action by the stockholders.

         D.      Restrictions on Transfer; Designation of Shares-in-Trust.

                 (1) Definitions. For purposes of this Section D, the following terms shall have the following meanings:

                          "Beneficial Ownership" shall mean ownership of Equity
Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                          "Beneficiary" shall mean, with respect to any Trust,
one or more organizations described in each of Section 170(b)(1)(A) and Section 170(c) of the Code which are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of subsection E.(1) of this Article V.

                          "Board of Directors" shall mean the Board of
Directors of the Corporation.

                          "Bylaws" shall mean the Bylaws of the Corporation, as
amended.

                          "Code" shall mean the Internal Revenue Code of 1986,
as amended from time to time.

                          "Constructive Ownership" shall mean ownership of
Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

                          "Equity Stock" shall mean authorized capital stock of
the Corporation that is either Preferred Stock or Common Stock and shall include all shares of Preferred Stock or Common Stock that are held as Shares-in-Trust in accordance with the provisions of section E. of this Article V.

                          "Market Price" shall mean, on any date and with
respect to any Equity Stock, the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" shall mean, on any date and with respect to any Equity Stock, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of such Equity Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Equity Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Stock is listed or admitted to trading or, if such Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if such Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices of such Equity Stock as furnished by a professional market maker, selected by the Board of Directors of the Company, then making a market in such Equity Stock. "Trading Day" shall mean a day on which the principal national securities exchange on which such Equity Stock is listed or admitted to trading is open for the transaction of business or, if such Equity Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                          "Merger" shall mean the merger of FelCor Suite
Hotels, Inc., a Delaware corporation, with and into the Corporation.

                          "Ownership Limit" shall mean, with respect to each
class of Equity Stock of the Corporation outstanding as of any particular time, 9.9% of the total number of such shares of such class of Equity Stock outstanding as of such time.

                          "Non-Transfer Event" shall mean an event other than a
purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock.

                          "Permitted Transferee" shall mean any Person
designated as a Permitted Transferee in accordance with the provisions of subsection E.(5) of this Article V.

                          "Person" shall mean an individual, corporation,
partnership, limited liability company, estate, trust, association, joint stock company, government or agency or subdivision thereof, charitable organization, or other entity and also includes a group as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                          "Prohibited Owner" shall mean, with respect to any
purported Transfer or Non-Transfer Event, any Person who, but for the provisions of subsection D.(3) of this Article V, would own record title to shares of Equity Stock.

                          "REIT" shall mean a Real Estate Investment Trust
under Section 856 of the Code.

                          "Restriction Termination Date" shall mean the first
day after the date of the Merger on which the Board of Directors and the stockholders of the Corporation determine, in accordance with the provisions of
Article VII hereof, that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                          "Transfer" shall mean any sale, transfer, gift,
assignment, devise or other disposition of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

                          "Trust" shall mean any separate trust created
pursuant to subsection D.(3) of this Article V and administered in accordance with the terms of section E. of this Article V, for the exclusive benefit of any Beneficiary.

                          "Trustee" shall mean any person or entity
unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

                 (2)      Restriction on Transfers.

                          (a) Except as provided in subsection D.(9) of this Article V, from the date of the Merger and prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of the outstanding Equity Stock in excess of the Ownership Limit.

                          (b) Except as provided in subsection D.(9) of this Article V, from the date of the Merger and prior to the Restriction Termination date, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                          (c) Notwithstanding any other provision herein, from the date of the Merger and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Equity Stock being directly or indirectly owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio in its entirety; and the intended transferee shall acquire no rights in such shares of Equity Stock.

                          (d) Notwithstanding any other provision herein, from the date of the Merger and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of
         Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                          (e) Notwithstanding any other provision herein, from the date of the Merger and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation Constructively Owning 10% or more of the ownership interests in any tenant or subtenant of the Corporation's real property (including the real property held by FelCor Suites Limited Partnership and any other partnership in which the Corporation owns an interest subsequent to the Merger), within the meaning of
         Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock in excess of the number that could have been Transferred without such result; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                          (f) Notwithstanding any other provision herein, from the date of the Merger and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Transfer of that number of shares of Equity Stock in excess of the number that could have been Transferred without such result; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                 (3)      Transfer in Trust.

                          (a) If, notwithstanding the other provisions contained in this Article V, at any time after the date of the Merger and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own Equity Stock in excess of the Ownership Limit, then, (i) except as otherwise provided in subsection D.(9) of this Article V, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit; and (ii) such number of shares of Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of section E. of this Article V, transferred automatically and by operation of law to and held in a Trust. Such transfer to a Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day next preceding the date of the purported Transfer or Non-Transfer Event, as the case may be.

                          (b) If, notwithstanding the other provisions contained in this Article V, at any time after the date of the Merger and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Corporation either to become "closely held" within the meaning of
         Section 856(h) of the Code, to Constructively Own 10% or more of the ownership interests in any tenant or subtenant of the Corporation's real property (including the real property held by FelCor Suites Limited Partnership and any other partnership in which the Corporation owns an interest subsequent to the Merger) within the meaning of
         Section 856(d)(2)(B) of the Code, or otherwise to fail to qualify as a REIT (other than as a result of a violation of the requirement, contained in Section 856 (a)(5) of the Code, that a REIT have at least 100 shareholders), then (i) the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would cause the Corporation either to be "closely held" within the meaning of Section 856(h) of the Code, to violate the 10% limitation of Section 856(d)(2)(B) of the Code or otherwise to fail to qualify as a REIT (other than as a result of a violation of the 100 shareholder requirement of Section 865(a)(5) of the Code; and (ii) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of section E. of this Article V, transferred automatically and by operation of law to a Trust to be held therein in accordance with that section E. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day next preceding the date of the Transfer or Non-Transfer Event, as the case may be.

                 (4) Remedies For Breach. If the Corporation or its designees at any time shall determine in good faith that a Transfer has taken place in violation of subsection D.(2) of this Article V or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of subsection D.(2) of this Article V, the Board of Directors shall be authorized and empowered to take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

                 (5) Notice of Restricted Transfer. Any Person who attempts to acquire or acquires shares of Equity Stock in violation of subsection D.(2) of this Article V, or any Person who holds record title to any shares of Equity Stock that were transferred to a Trust pursuant to the provisions of subsection D.(3) of this Article V, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such purported Transfer or the Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

                 (6) Owners Required To Provide Information. From the date of the Merger and prior to the Restriction Termination Date:

                          (a) Each person who is a Beneficial Owner or Constructive Owner of more than 5% (or such lower percentage as may be required pursuant to the Code or regulations issued under the Code) of the outstanding Equity Stock of the Corporation shall, no later than January 30 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                          (b) Each Person who is a Beneficial Owner or Constructive Owner of Equity Stock and each Person (including a stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation, promptly following any request therefor, such information as the Corporation may deem necessary in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                 (7)      Remedies Not Limited.  Nothing contained in this
Article V shall limit the authority of the Board of Directors to take any and all lawful actions, whether or not specifically set forth herein, as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preserving the Corporation's status as a REIT and by ensuring compliance with the Ownership Limit.

                 (8) Ambiguity. In the case of an ambiguity in the application of any of the provisions of sections D. or E., including but not limited to any definition contained in subsection D.(1), of this Article V, the Board of Directors shall have the power to finally resolve such ambiguity and interpret the provisions hereof with respect to any situation, based on the facts known to it.

                 (9) Exception. The ownership limitations set forth in subsections D.(2) and/or D.(3) of this Article V shall not apply to the acquisition of shares of Equity Stock of the Corporation by an underwriter in a public offering of those shares or in any transaction involving the issuance of shares of Equity Stock by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring those shares will timely distribute those shares to or among others so that, following such distribution, the ownership of those shares will not be in violation of subsections D.(2) and/or D.(3) of this Article V. The Board of Directors, in the exercise of its sole and absolute discretion, may exempt from the operation of subsections D.(2) and/or D.(3) of this Article V certain specified shares of Equity Stock of the Corporation proposed to be transferred to, and/or owned by, a person who has provided the Board of Directors with such evidence, undertakings and assurances as the Board of Directors may require that such transfer to, and/or ownership by, such person of the specified shares will not prevent the continued qualification of the Corporation as a REIT under the Code and the regulations issued under the Code. The Board of Directors may, but shall not be required, to condition the grant of any such exemption upon the obtaining of an opinion of counsel, a ruling from the Internal Revenue Service or such other assurances as the Board of Directors shall deem to be satisfactory.

                 (10) Legend. Each certificate for Equity Stock, in addition to any other legend that may be placed thereon, shall bear the following legend:

                 "The shares of Equity Stock represented by this certificate are subject to restrictions on transfer for the purpose of maintaining the Corporation's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may at any time (1) Beneficially Own or Constructively Own shares of any class of Equity Stock in excess of 9.9% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the total number of shares of such class of Equity Stock outstanding as of such time; (2) Beneficially Own Equity Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code; or
         (3) Constructively Own Equity Stock which would result in the Corporation Constructively Owning 10% or more of the ownership interests in any tenant or subtenant of the Corporation's real property (including the real property held by FelCor Suites Limited Partnership and any other partnership in which the Corporation owns an interest), within the meaning of Section 856(d)(2)(B) of the Code.
         Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings assigned to them in the Corporation's Charter, as the same may be further amended from time to time. The shares of Equity Stock represented by this certificate are subject to all of the provisions of the Charter and Bylaws of the Corporation, each as amended from time to time, to all of which the holder, by acceptance hereof, assents.

                 The Corporation will furnish to any stockholder, upon request and without charge, a copy of its Charter and Bylaws, and all amendments thereto, setting forth the restrictions on transfer and a statement of (i) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue,
         (ii) the differences in the relative rights and preferences between the shares of each series of each class of the stock which the Corporation is authorized to issue to the extent they have been set by the Board of Directors and (iii) the authority of the Board of Directors to set the relative rights and preferences of subsequent series of stock of the Corporation."

                 (11) Severability. If any provision of this Article V or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         E.      Shares-in-Trust.

                 (1) Trust. Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to subsection D.(3) of this
Article V shall be held by the Trustee for the exclusive benefit of the Beneficiary. The Corporation shall name a beneficiary or beneficiaries of each Trust within five (5) business days after receipt of written notice of the existence thereof. Any transfer to a Trust and designation of shares of Equity Stock as Shares-in-Trust, pursuant to subsection D.(3) of this Article V, shall be effective as of the close of business on the business day next preceding the date of the purported Transfer or Non-Transfer Event that results in the transfer to such Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee, in accordance with the provisions of subsection E.(5) of this Article V, such Shares-in-Trust shall be released from the Trust and cease to be designated as Shares-in-Trust.

                 (2) Dividend Rights. The Trustee, as the record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors of the Corporation on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trustee the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all lawful measures that the Board of Directors determines to be reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of subsection D.(3) of this Article V, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                 (3) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each Trustee of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of Equity Stock. The Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this subsection E.(3) in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Equity Stock and, in the case of a Non-Transfer Event or

Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

                 (4) Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of the shares of Equity Stock under subsection E.(3) of this Article V, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

                 (5) Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. As soon as reasonably practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate one or more Persons as Permitted Transferees, provided, however, that (i) each such Permitted Transferee so designated shall purchase for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) each such Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of the Equity Stock so acquired as Shares-in-Trust pursuant to the provisions of subsection D.(3) of this Article V. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this subsection E.(5), the Trustee of a Trust shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the permitted Transferee; (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock; and (iii) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making payment to the Prohibited Owner of the amount determined pursuant to subsection E.(6) of this Article V.

                 (6) Compensation to Record Holder of Shares of Equity Stock that Become Shares-In-Trust. Any Prohibited Owner shall be entitled (after giving written notice to the Corporation of the existence of Shares-in-Trust and following the designation of the Permitted Transferee in accordance with subsection D.(5) of this Article V) to receive from the Trustee, in respect of such Shares-in-Trust, the lesser of (i) in the case of
(a) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to a Trust, the price per share, if any, such Prohibited Owner paid for the Equity Stock, or (b) a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer or (ii) the price per share received by the Trustee of the Trust from the sale or other disposition of such Shares-in-Trust in accordance with subsection E.(5) of this Article V. Any amounts received by the Trustee in respect of such

Shares-in-Trust and in excess of such amounts to be paid to the Prohibited Owner pursuant to this subsection E.(6) shall be distributed to the Beneficiary in accordance with the provisions of subsection E.(5) of this Article V. Each Beneficiary and Prohibited Owner waive any and all claims that it may have against the Trustee and the Corporation arising out of the transfer of any Equity Stock to a Trust, the designation of any Equity Stock as Shares-in-Trust and the disposition of any Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with section E. of this Article V by, such Trustee or the Corporation.

                 (7) Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such shares being designated as Shares-in-Trust (or, in the case of devise, gift or Non- Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (A) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (B) the date the Corporation determines in good faith that a purported Transfer or Non-Transfer Event resulting in the designation of any Equity Stock as Shares-in-Trust has occurred, if the Corporation does not receive a written notice of such purported Transfer or Non-Transfer Event pursuant to subsection D.(5) of this
Article V.

         F. Preemptive Rights. No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class or series of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes or series of stock or other securities at the time outstanding.

         G. Amendment of this Article. Notwithstanding any other provisions of this Charter or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be permitted by law, this Charter or the Bylaws of the Corporation), no provision of sections D., E. or
G. of this Article V shall be amended, altered, changed or repealed unless such amendment, alteration, change, or repeal shall have been advised and approved by the affirmative vote of a majority of the members of the Board of Directors and adopted by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote on such matter, voting together as a single class.


                                  ARTICLE VI.
                                   DIRECTORS

         A. Number. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than three (3) nor more than nine (9) directors, unless otherwise determined from time to time by resolution adopted by the affirmative vote of at least 80% of the members of the Board of Directors; provided, however, that in no event shall the number of directors be less than the minimum number required by the Maryland General Corporation Law and provided further that so long as the number of stockholders of the Corporation shall be less than three, the number of directors may be less than three but not less than the number of stockholders. The name of the person who will serve as the sole director of the Corporation until the first annual meeting of the stockholders of the Corporation and until his successor is elected and qualifies is Thomas J. Corcoran, Jr.

         B. Classification of Directors. At the first annual meeting of the stockholders of the Corporation, the directors of the Corporation shall be divided into three classes: Class I; Class II; and Class III; and the number of such directors in each class shall be as nearly equal as the number of such directors will permit. Each such director shall serve for a three-year term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, however, that each initial director elected to Class I at the first annual meeting of stockholders shall serve for a term ending on the date of the annual meeting of stockholders to be held in 1998, each initial director elected to Class II at the first annual meeting of stockholders shall serve for a term ending on the date of the annual meeting of stockholders to be held in 1996, and each initial director elected to Class III at the first annual meeting of stockholders shall serve for a term ending on the date of the annual meeting of stockholders held in 1997.

         C. Removal. Any director or the entire Board of Directors may be removed by the holders of a majority of the shares entitled to vote at an election of directors; provided, however, any such removal shall be for cause; and provided, further, that if stockholders of any class of the capital stock of the Corporation are entitled separately to elect one or more directors, such directors may not be removed except by the affirmative vote of a majority of all of the shares of such class or series entitled to vote for such directors.

         D. Vacancies. Except with respect to any directors who have been or may be elected separately by the holders of Preferred Stock as provided for in any Articles Supplementary, should a vacancy in the Board of Directors occur or be created (whether as a result of the death, retirement, resignation or removal from office of one or more directors or an increase in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors, and each director so elected shall serve for the unexpired term of the Class to which he is elected. Any director so elected by the remaining directors to fill a vacancy may qualify as an Independent Director (as hereinafter defined) only if such director has received the affirmative vote of at least a majority of the remaining Independent Directors, if any.

         E. Independent Directors. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty (60) days following the death, retirement, resignation or removal from office of a director prior to the expiration of the director's term of office), a majority of the Board of Directors shall be comprised of "Independent Directors," being persons who are not officers or employees of the Corporation or "Affiliates" of
(1) any advisor to the Corporation under an advisory agreement, (2) any lessee or contract manager of any property of the Corporation, any subsidiary of the Corporation or any partnership which is an Affiliate of the Corporation.

                 For purposes of this subsection E., an "Affiliate" of a person shall mean (1) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (2) any other person that beneficially owns, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person, or
(3) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). For purposes of the definition of Affiliate herein, (a) the term "person" shall mean and include individuals, corporations, limited liability companies, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof and (b) the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

         F. Ballots not Required. Elections of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

         G. Amendment of this Article. Notwithstanding any other provisions of this Charter or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be permitted by law, this Charter or the Bylaws of the Corporation), the provisions of this Article VI shall not be amended, altered, changed or repealed unless such amendment, alteration, change, or repeal shall have been advised and approved by the affirmative vote of at least 80% of the members of the Board of Directors and approved by the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote on such matter, voting together as a single class.


                                  ARTICLE VII.
                                  REIT STATUS

                 The Corporation shall seek to elect and maintain its status as
a REIT under the Code.   It shall be the duty of the Board of Directors to take
such actions as are permitted by law and as it may deem necessary or advisable to cause the Corporation to satisfy the requirements for qualification as a REIT under the Code, including, but not limited to, the requirements relating to the ownership of its outstanding capital stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its stockholders. The Board of Directors shall take no affirmative action to cause the Corporation not to qualify as a REIT or to otherwise revoke the Corporation's election to be taxed as a REIT without the affirmative vote of the holders of 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote on such matter.

                                 ARTICLE VIII.
                          REGISTERED HOLDERS OF SHARES

                 Except as may be otherwise provided by applicable law, the Corporation shall be entitled to treat the registered holder of any shares of capital stock of the Corporation as the owner of such shares and of all rights derived from or relating to such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person", a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the interest of such person.

                                  ARTICLE IX.
                           LIMITATION ON INDEBTEDNESS

                 The Corporation may not incur or suffer to exist as of the end of any month Indebtedness (as defined below) in an amount in excess of 40% of the Corporation's investment in hotel properties, at its cost, after giving effect to the Corporation's use of proceeds from any Indebtedness. The Corporation's investment in hotel properties shall include all investments by the Corporation constituting, evidencing or secured by an interest in property, whether tangible or intangible and whether real, personal or mixed, that is used or intended for use in, or in any manner connected with or relating to, the ownership or leasing of hotels. In determining its cost of such investments, there shall be included (1) the amount of all cash paid and the value (as determined by the Board of Directors for purposes of such investment) of any other property transferred therefor by the Corporation, (2) the amount of all Indebtedness and other obligations assumed or incurred by the Corporation or to which the Corporation takes subject, and (3) the value (as determined by the Board of Directors for the purposes of such investment) of all equity securities of which the issuer is an entity that is, or upon such investment will be, included within the Corporation and which are issued (otherwise than for cash) to, or retained by, any person other than the Corporation in connection with such investment. For purposes of the foregoing restrictions, (A) "Indebtedness" of the Corporation shall mean the consolidated liabilities of the Corporation for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, including obligations under capital leases, and (B) "Corporation" shall mean this Corporation and any subsidiary entity consolidated therewith, under generally accepted accounting principals.


                                   ARTICLE X.
                          POWERS OF DIRECTORS; BYLAWS

                 A. Powers Vested in the Board of Directors. All of the powers of the Corporation, insofar as the same may be lawfully vested by this Charter in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of that power, the Board of Directors shall, in addition to those powers specifically conferred upon the Board of Directors as set forth herein, possess the following powers:

                          (1)     The Board of Directors shall, in connection
with the exercise of its business judgment involving a Business Combination (as defined in Section 3-601 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland) or any actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to its stockholders, give due consideration to all relevant factors, including, but not limited to (A) the economic effect, both immediate and long-term, upon the Corporation's stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the employees, customers of, and other dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical and current operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation's stock or other securities in the future; (E) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation; (G) any antitrust or other legal and regulatory issues that are raised by the proposal; and (H) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity. If the Board of Directors determines that any proposed Business Combination (as defined in Section 3-601 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland) or actual or proposed transaction which would or may involve a change in control of the Corporation should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or granting options or rights with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity.

                          (2)     The Board of Directors shall have the sole
and exclusive power and authority to make, alter or repeal the Bylaws of the Corporation.

The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited to restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

                                  ARTICLE XI.
                    INDEMNIFICATION; LIMITATION OF LIABILITY

         A. Power to Indemnify. The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted from time to time by the Maryland General Corporation Law., as the same exists or may be hereafter amended or reenacted.

         B. Obligation to Provide Indemnification. The Corporation, to the fullest extent permitted by the Maryland General Corporation Law as the same exists or may hereafter be amended or reenacted, shall indemnify, and advance expenses on behalf of, any and all persons who it shall have the power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law and, in addition thereto, shall indemnify, and advance expenses on behalf of, all such persons to the extent permitted under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action by any such person in his director or officer capacity and as to action in another capacity while holding any such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         C. Limitation of Liability. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.


                                  ARTICLE XII.
                             BUSINESS COMBINATIONS

                 The provisions of Section 3-602 of Title 3 of the Corporations and Associations Article of the Annotated Code of the State of Maryland, as the same may be amended or reenacted, or any successor statute thereto, shall not apply to any Business Combination (as defined in Section 3-601 of Title 3 of the Corporations and Associations Article of the Annotated

Code of the State of Maryland) involving the Corporation and FelCor Suite Hotels, Inc., a Delaware corporation, Mr. Hervey A. Feldman or Thomas J. Corcoran, Jr. (or any present or future affiliates or associates of Mr. Feldman or Mr. Corcoran or other person acting in concert or as a group with either or both of them).


                                 ARTICLE XIII.
                                 CONTROL SHARES

                 The provisions of Title 3, Subtitle 7 of the Maryland General Corporation Law entitled "Voting Rights of Certain Control Shares," as amended or reenacted from time to time, or any successor statute thereto, shall not apply to any existing or future type or class of the capital stock of the Corporation.


                                  ARTICLE XIV.
                    REDUCED PERCENTAGE OF VOTES REQUIRED TO
                       APPROVE CERTAIN CORPORATE ACTIONS

                 Except as may be otherwise provided in the Charter of the Corporation, notwithstanding any provision of law which may be applicable to the Corporation which purports to require for any purpose the affirmative vote of a greater proportion than a majority of all other votes entitled to be cast on a particular matter by the holders of capital stock of the Corporation, the affirmative vote of a majority of the votes entitled to be cast on any matter upon which the holders of shares of the capital stock of the Corporation shall be entitled to vote shall be, subject to the due authorization, approval or advice or the Board of Directors, valid, sufficient and effective to approve or authorize any such matter.


                                  ARTICLE XV.
                                   AMENDMENTS

                 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Charter, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                               STATE OF MARYLAND                         370965

                                 DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
              301 West Preston Street  Baltimore, Maryland  21201




DATE:  JUNE 23, 1995



     THIS IS TO ADVISE YOU THAT THE ARTICLES OF MERGER FOR FELCOR SUITE HOTELS, INC. (MD)-SURVIVOR AND FELCOR SUITE HOTELS, INC. (DE)-MERGING OUT WERE RECEIVED AND APPROVED FOR RECORD ON JUNE 23, 1995 AT 12:24 PM.






FEE PAID:           50.00



[SEAL]

                                                                   IRENE B WOZNY
                                                              CHARTER SPECIALIST

                               ARTICLES OF MERGER
                                    BETWEEN
               FELCOR SUITE HOTELS, INC., A DELAWARE CORPORATION
                                      AND
               FELCOR SUITE HOTELS, INC., A MARYLAND CORPORATION


     These ARTICLES OF MERGER are made and entered into as of the 23rd day of June 1995, by and between FelCor Suite Hotels, Inc., a Delaware corporation (the "Merging Corporation"), and FelCor Suite Hotels, Inc., a Maryland corporation (the "Surviving Corporation"), each of which certify as follows:

      FIRST:    The Merging Corporation and the Surviving Corporation agree to merge in accordance with the terms and conditions set forth herein and in the Agreement and Plan of Merger dated as of May 30, 1995 by and between the Surviving Corporation and the Merging Corporation (the "Merger").

     SECOND:   The Merger shall be effective upon the later of (i) the
acceptance of these Articles of Merger by the State Department of Assessments and Taxation of the State of Maryland and (ii) the acceptance of a Certificate of Merger by the Secretary of State of Delaware (the "Effective Date").

     THIRD:    The name of the Merging Corporation is "Felcor Suite Hotels,
Inc." which is incorporated under the laws of the State of Delaware. The name of the Surviving Corporation is "Felcor Suite Hotels, Inc." which is incorporated under the laws of the State of Maryland.

      FOURTH:   The Merging Corporation was incorporated under the general laws of the State of Delaware on May 16, 1994. The Merging Corporation is not registered or qualified to do business in the State of Maryland.

     FIFTH:    The principal office in Maryland of the Surviving Corporation is located in Baltimore City at 11 East Chase Street, Baltimore, Maryland, 21202. The Merging Corporation does not have an office in Maryland.

     SIXTH:    Neither the Merging Corporation nor the Surviving Corporation
owns any interest in land in the State of Maryland, the title to which could be affected by recording an instrument in the land records.

     SEVENTH: The total number of shares of stock that the Merging Corporation has authority to issue is 50,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. The total number of shares of stock that the Surviving Corporation has authority to issue is 50,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share.

     EIGHTH:   The Merging Corporation owns of record and beneficially all of the issued and outstanding capital stock of the Surviving Corporation.

     NINTH:    The manner and basis of converting or exchanging issued stock of the Merging Corporation and the Surviving Corporation into different stock of a corporation or other consideration and the treatment of any issued stock not to be converted or exchanged shall be as follows:

          (a) At the Effective Date, each issued share of the Common Stock of the Merging Corporation shall be converted into and become one share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

          (b) At the Effective Date, each issued share of the Common Stock of the Surviving Corporation shall be cancelled and cease to exist.

     TENTH:    The other provisions necessary to effect the Merger are as follows:

          (a) At the Effective Date, each share of the Common Stock of the Merging Corporation issued and outstanding or held as treasury shares on the Effective Date shall, without any action on the part of either the Merging Corporation or the Surviving Corporation or any holder of such stock, be changed and converted into an equal number of fully paid and nonassessable shares of the Common Stock of the Surviving Corporation.

          (b) Each stock certificate which, prior to the Effective Date, represented issued shares of the Common Stock of the Merging Corporation shall be and become, on the Effective Date, a certificate representing an identical number of shares of Common Stock of the Surviving Corporation automatically by virtue of the Merger and without any action on the part of the holder thereof.

          (c) Each stock option granted by the Merging Corporation (under or subject to the Restricted Stock and Stock Option Plan of the Merging Corporation (the "1994 Plan")) and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a stock option to purchase, upon the same terms and conditions, the number of shares of the Surviving Corporation's Common Stock (subject to further adjustment as may be provided in the 1994 Plan) which is equal to the number of shares of the Merging Corporation's Common Stock which the holder thereof would have received had such holder exercised the option in full immediately prior to the Effective Date (whether or not such option was then exercisable). The price per share payable upon exercise under each of said options shall (subject to future adjustments as provided in the 1994 Plan) be equal to the exercise price per share thereunder immediately prior to the Effective Date. A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options equal to the number of shares of the Merging Corporation's Common Stock so reserved immediately prior to the Effective Date.

          (d) The 1994 Plan, and all outstanding stock options thereunder, shall, immediately prior to the Effective Date of the Merger, be amended to the extent necessary to permit continuance of the 1994 Plan and continuance and convergence of said stock options into those of the Surviving Corporation following the Merger, nothwithstanding any provisions heretofore contained in such 1994 Plan.

          (e) On the Effective Date, all of the shares of stock of the Surviving Corporation issued and outstanding on the Effective

Date of the Merger shall be cancelled and returned to the status of authorized but unissued shares.

          (f) On the Effective Date, each employee benefit plan and incentive compensation plan to which the Merging Corporation is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan or incentive compensation plan of the Merging Corporation or any of its subsidiaries provides for the issuance or purchase of, or otherwise relates to, the Merging Corporation's Common Stock, after the Effective Date such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the Surviving Corporation's Common Stock upon the same terms and conditions.

          (g) The officers and directors of the Surviving Corporation on the Effective Date shall be and continue to be the officers and directors of the Surviving Corporation thereafter, until their successors are duly appointed or elected and qualify.

          (h) The Charter and Bylaws of the Surviving Corporation, as they exist immediately prior to the Effective Date, shall remain in effect as the Charter and Bylaws of the Surviving Corporation thereafter, unaffected by the Merger.

          (i) On the Effective Date, the Merging Corporation shall be merged with and into the Surviving Corporation, which shall continue its corporate existence under the laws of the State of Maryland. The separate existence and corporate organization of the Merging Corporation shall cease upon the Effective Date, and the Surviving Corporation shall possess all of the rights, privileges, immunities and franchises, as well as those of a public or of a private nature, of each of the Merging Corporation and the Surviving Corporation; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Merging Corporation or the Surviving Corporation, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein, vested in either of the Merging Corporation or the Surviving Corporation shall not revert or be in any way impaired by reason of such Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Merging Corporation and the Surviving Corporation, and any claims existing or action or proceeding pending by or against the Merging Corporation or the Surviving Corporation may be prosecuted to judgment as if such Merger had not taken place. Neither the rights of creditors nor any liens upon the property of either the Merging Corporation or the Surviving Corporation shall be impaired by the Merger.

     ELEVENTH:   The terms and conditions of the transaction set forth in these
Articles of Merger were advised, authorized and approved by the Merging Corporation in the manner and by the vote required by its charter and by-laws and the laws of the State of Delaware. The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized and approved by the Surviving Corporation in the manner and by the vote required by its charter and by-laws and the laws of the State of Maryland. The manner of approval by the Merging Corporation and the Surviving Corporation of the transaction set forth in these Articles of Merger was as follows:

     (a) The board of directors of the Merging Corporation adopted a resolution by unanimous vote consent on April 10, 1995, which declared that the transaction set forth in these Articles of Merger is advisable and directed that the transaction be submitted for consideration by the stockholders of the Merging Corporation at the annual meeting of the stockholders of the Merging Corporation held on May 30, 1995. Notice which stated that a purpose of the annual meeting was to act on the Merger contemplated by these Articles of Merger was given in the manner required by the applicable provisions of the Delaware General Corporation Law to each stockholder entitled to such notice. The transaction set forth in these Articles of Merger was approved by the stockholders of the Merging Corporation at the annual meeting of the stockholders of the Merging Corporation held on May 30, 1995 by the affirmative vote of a majority of all the votes entitled to be cast on the matter in accordance with the Charter of the Merging Corporation and the Delaware General Corporation,Law.

     (b) The sole director of the Surviving Corporation adopted a resolution by written consent as of May 2, 1995, which declared that the transaction set forth in these Articles of Merger is advisable and directed that the transaction be submitted for consideration of the sole stockholder of the Surviving Corporation. The transaction set forth in these Articles of Merger was approved by the sole stockholder of the Surviving Corporation by written consent dated as of May 2, 1995.

     TWELFTH:    No amendment to the charter of the Surviving Corporation, the survivor in the Merger, will be affected by the Merger.

     IN WITNESS WHEREOF, the Merging Corporation and the Surviving Corporation have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by their respective Presidents and attested to by their respective corporate Secretaries as of the 23rd day of June, 1995.

     ATTEST:                                   FELCOR SUITE HOTELS, INC.,
                                               a Maryland corporation


     /s/ NICHOLAS R. PETERSON                  By: THOMAS J. CORCORAN
     ----------------------------                  ----------------------------
     Nicholas R. Peterson                          Thomas J. Corcoran, Jr.
     Assistant Secretary                           President



                                               FELCOR SUITE HOTELS, INC.,
                                                 a Delaware corporation


     /s/ NICHOLAS R. PETERSON                  By: THOMAS J. CORCORAN
     ----------------------------                  ----------------------------
     Nicholas R. Peterson                          Thomas J. Corcoran, Jr.
     Assistant Secretary                           President


     The undersigned, being the duly elected and acting President of Felcor Suite Hotels, Inc., a Maryland corporation, hereby acknowledges that the foregoing Articles of Merger, of which this Certificate is a part, are the act of Felcor Suite Hotels, Inc., a Maryland corporation, and certifies that, to the best of his knowledge, information and belief, and under penalties for perjury, all matters and facts contained in these Articles of Merger relating to Felcor Suite Hotels, Inc., a Maryland corporation, are true in all material respects.


                                        /s/ THOMAS J. CORCORAN, JR.
                                        ----------------------------
                                        Thomas J. Corcoran, Jr.

     The undersigned, being the duly elected and acting President of Felcor Suite Hotels, Inc., a Delaware corporation, hereby acknowledges that the foregoing Articles of Merger, of which this Certificate is a part, are the act of Felcor Suite Hotels, Inc., a Delaware corporation, and certifies that, to the best of his knowledge, information and belief, and under penalties for perjury, all matters and facts contained in these Articles of Merger relating to Felcor Suits Hotels, Inc., a Delaware corporation, are true in all material respects.

                                        /s/ THOMAS J. CORCORAN, JR.
                                        ----------------------------
                                        Thomas J. Corcoran, Jr.

                               STATE OF MARYLAND

                                                                          441055
                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
              301 West Preston Street Baltimore, Maryland 21201

                                                              DATE: MAY 02, 1996




     THIS IS TO ADVISE YOU THAT THE ARTICLES SUPPLEMENTARY FOR

FELCOR SUITE HOTELS, INC.

WERE RECEIVED AND APPROVED FOR RECORD ON MAY 2, 1996 AT 11:40 AM.





FEE PAID:                       50.00



     [SEAL]

                                                     HARRY J. NOONAN
                                                     CHARTER SPECIALIST

                             ARTICLES SUPPLEMENTARY
                                       OF
                           FELCOR SUITE HOTELS, INC.


         FELCOR SUITE HOTELS, INC., a Maryland corporation (hereinafter referred to as the "Company"), hereby certifies as follows:

         FIRST: Under the authority set forth in Article V of the Charter of the Company, the Board of Directors of the Company on April 11, 1996, classified 6,900,000 unissued shares of the "$1.95 Series A Cumulative Convertible Preferred Stock."

         SECOND: A description of the $1.95 Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set or changed by the Board of Directors of the Company is as follows:

         Section 1. NUMBER OF SHARES AND DESIGNATION. This series of preferred stock shall be designated as Series A Cumulative Convertible Preferred Stock, and 6,900,000 shall be the number of shares of preferred stock constituting of such series.

         Section 2. DEFINITIONS. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:

"Act" shall have the meaning set forth in paragraph (g) of Section 5 hereof.

"Board of Directors" shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Texas or New York are not required to be open.

"Call Date" shall have the meaning set forth in paragraph (c) of Section 5 hereof.

"Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

"Constituent Person" shall have the meaning set forth in paragraph (e) of
Section 7 hereof.

"Conversion Price" shall mean the conversion price per share of Common Stock for which the Series A Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 7. The initial conversion price shall be $32.25 (equivalent to a conversion rate of 0.7752 shares of Common Stock for each share of Series A Preferred Stock).

"Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if not sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over the counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors.

"Dividend Payment Date" shall mean the last calendar day of January, April, July and October in each year, commencing on July 31, 1996; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

"Dividend Periods" shall mean quarterly dividend periods commencing January 1, March 1, June 1 and September 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on May 6, 1996 and end on and include June 30, 1996).

"Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock during the five (5) consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's current Market Price.

"Issue Date" shall mean the date on which the Company first issues a share of Series A Preferred Stock.

"Junior Stock" shall mean the Common Stock and any other class or series of shares of the Company over which the Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

"Non-Electing Share" shall have the meaning set forth in paragraph (e) of
Section 7 hereof.

"Parity Stock" shall have the meaning set forth in paragraph (b) of Section 8 hereof.

"Permitted Common Stock Cash Distributions" means cash dividends and distributions paid after December 31, 1995, not in excess of the Company's cumulative undistributed net earnings at December 31, 1995, plus the cumulative amount of funds from operations, as determined by the Board of Directors on a basis consistent with the financial reporting practices of the Company, after December 31, 1995, minus the cumulative amount of dividends accrued or paid on the Series A Preferred Stock or any other class of Preferred Stock after January 1, 1996.

"Person" shall mean any individual, partnership, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

"Press Release" shall have the meaning set forth in paragraph (b) of Section 5 hereof.

"Securities" shall have the meaning set forth in paragraph (d) (iii) of Section 7 hereof.

"Series A Preferred Stock" shall have the meaning set forth in the Recitals hereof.

"set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Company; PROVIDED, HOWEVER, that if any funds for a class or series of Junior Stock or any class or series of stock ranking on a parity with the Series A Preferred Stock as to the payment of dividends are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

"Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading of any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

"Transaction" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

"Transfer Agent" means SunTrust Bank, Atlanta, Georgia, or such other agent or agents of the Company as may be designated by the Board of Directors or their designee as the transfer agent for the Series A Preferred Stock.

"Voting Preferred Stock" shall have the meaning set forth in Section 9(a) hereof.

         Section 3.  DIVIDENDS.

         (a) The Holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends payable in cash in an amount per share of Series A Preferred Stock equal to the greater of $1.95 per annum or the cash distributions declared or paid for the corresponding period (determined on each Dividend Payment Date) on the number of shares of Common Stock, or portion thereof, into which a share of Series A Preferred Stock is convertible (under Section 7 hereof). Such dividends shall be cumulative from May 6, 1996, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Company at the close of business on such record dates, not more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

         (b) The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of the Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

         (c) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such Parity Stock.

         (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series A Preferred Stock and any other Parity Stock of the Company shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Stock. Notwithstanding the foregoing limitations, the Company may at any time acquire shares of its capital stock, without regard to rank, for the purpose of preserving its status as a REIT.

         Section 4.  LIQUIDATION PREFERENCE.

         (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Series A Preferred Stock shall be entitled to receive twenty-five dollars ($25.00) per share of Series A Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this
Section 4, (i) a consolidation or merger of the Company with one or more corporations, (ii) a sale or transfer of all or substantially all of the Company's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

         (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series A Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

         Section 5.  REDEMPTION AT THE OPTION OF THE COMPANY

         (a) The Series A Preferred Stock shall not be redeemable by the Company prior to April 30, 2001. On and after April 30, 2001, the Company, at its option, may redeem the shares of Series A Preferred Stock in whole or in part, as set forth herein, subject to the provisions described below.

         (b) The Series A Preferred Stock may be redeemed, in whole or in part, at the option of the Company, at any time, only if for 20 Trading Days, within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Stock on each of such 20 Trading Days equals or exceeds the Conversion Price in effect on such Trading Day. In order to exercise its redemption option, the Company must issue a press release announcing the redemption (the "Press Release") prior to the opening of business on the second Trading Day after the condition in the preceding sentence has, from time to time, been met. The Company may not issue a Press Release prior to April 30, 2001. The Press Release shall announce the redemption and set forth the number of shares of Series A Preferred Stock which the Company intends to redeem. The Call Date shall be selected by the Company, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Corporation issues the Press Release.

         (c) Upon redemption of Series A Preferred Stock by the Corporation on the date specified in the notice to holders required under subparagraph (e) of this Section 5 (the "Call Date"), each share of Series A Preferred Stock so redeemed shall, at the option of the Company (i) be converted into a number of shares of Common Stock equal to the liquidation preference (excluding any accrued and unpaid dividends) of the shares of Series A Preferred Stock being redeemed divided by the Conversion Price as of the opening of business on the Call Date or (ii) be redeemed in cash at a price per share equal the aggregate market value (determined as of the date of the notice of redemption) of the number of shares of Common Stock into which the Series A Preferred Stock is then convertible divided by the then current Conversion Price.

         Upon any redemption of Series A Preferred Stock, the Company shall pay any accrued and unpaid dividends in arrears for any full Dividend Period ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock called for redemption or on the shares of Common Stock issued upon such redemption.

         (d) If full cumulative dividends on the Series A Preferred Stock and any other class or series of Parity Stock of the Company have not been paid or declared and set apart for payment, the Series A Preferred Stock may not be redeemed in part and the Company may not purchase or acquire shares of Series A Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A Preferred Stock.

         (e) If the Company shall redeem shares of Series A Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Corporation issues the Press Release to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Company, or by publication in THE WALL STREET JOURNAL or THE NEW YORK TIMES, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Company elects to provide such notice of publication, it shall also promptly mail notice of such redemption to the holders of the Series A Preferred Stock to be redeemed. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date: (2) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the number of shares of Common Stock to be issued, or the cash redemption price, as the case may be, with respect to each share of Series A Preferred Stock; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Common Stock; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Company shall fail to make available a number of shares of Common Stock or amount of cash necessary to effect such redemption),
(i) except as otherwise provided herein, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Stock of the Company shall cease (except the rights to receive the shares of Common Stock and cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required to receive any dividends payable thereon). The Company's obligation to provide shares of Common Stock and cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, shares of Common Stock and/or any cash necessary for such redemption, in trust, with irrevocable instructions that such shares of Common Stock and/or cash be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. At the close of business on the Call Date, each holder of Series A Preferred Stock to be redeemed pursuant to Section 5(c)(i) (unless the Company defaults in the delivery of the shares of Common Stock or cash payable on such Call Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such Series A Preferred Stock is to be redeemed, regardless of whether such holder has surrendered the certificates representing the Series A Preferred Stock. No interest shall accrue for the benefit of the holders of Series A Preferred Stock to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.

         As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for certificates of shares of Common Stock and any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determine by the Company in its sole discretion to be equitable. If fewer than all the shares of Series A Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

         (f) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon redemption of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the redemption of a share of Series A Preferred Stock, the Company shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable, or cash paid, upon redemption thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

         (g) The Company covenants that any shares of Common Stock issued upon redemption of the Series A Preferred Stock shall be validly issued, fully paid and non-assessable. The Company shall endeavor to list the shares of Common Stock required to be delivered upon redemption to the Series A Preferred Stock, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

         The Company shall endeavor to take any action necessary to ensure that any shares of Common Stock issued upon the redemption of Series A Preferred Stock are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the "Act"), of any applicable state securities or blue sky laws (other than any shares of Common Stock issued upon redemption of any Series A Preferred Stock which are held by an "affiliate" (as defined in Rule 144 under the Act) of the Company). Notwithstanding the foregoing limitations, the Company may at any time acquire shares of its capital stock, without regard to rank, for the purpose of preserving its status as a REIT.

         Section 6.  SHARES TO BE RETIRED.

         All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series. The Company may also retire any unissued shares of

Series A Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

         Section 7.  CONVERSION.

         Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares in to shares of Common Stock, as follows:

         (a)     Subject to and upon compliance with the provisions of this
Section 7, a holder of shares of Series A Preferred Stock shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable shares of Common Stock obtained by dividing the aggregate liquidation preference (excluding any accrued and unpaid dividends) of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph or paragraph (b) of this Section 7) by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 7, paragraph (b); PROVIDED, HOWEVER, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Company shall default in making payment of the shares of Common Stock and any cash payable upon such redemption under Section 5 hereof.

         (b) In order to exercise the conversion right, the holder of each share of Series A Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the office of the Transfer Agent; accompanied by written notice to the Company that the holder thereof elects to convert such Series A Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid).

         Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such shares of Series A Preferred Stock being entitled to such dividend on the Dividend Payment Date) must be accompanied by a payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series A Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Company on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

         As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the Company shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 7, and any factional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph
(c) of this Section 7.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which certificates for shares of Series A Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Company.

         (c) No fractional shares of scrip representing of shares of Common Stock shall be issued upon conversion of the Shares A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the Company shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

         (d) The Conversion Price shall be adjusted from time to time as follows:

                 (i) If the Company shall after the Issue Date (A) pay a dividend or make a distribution of its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the following day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                 (ii) If the Company shall, after the Issue Date, issue rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying
(I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sums of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Company from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sums of (A) the number of Shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) on the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Directors.

                 (iii) If the Company shall distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidence of its indebtedness or assets (excluding Permitted Common Stock Cash Distributions) or rights warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Directors, whose determination shall be conclusive), of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of Series A Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (iii); PROVIDED that on the date, if any, on which a person converting a share of Series A Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted ass provided in this clause (iii) and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences.

                 (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such; PROVIDED, HOWEVER, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and PROVIDED, FURTHER, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Company shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution or other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

         (e) If the Company shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all shares of Common Stock, sale of all or substantially all of the Company's assets or recapitalization of the

Common Stock and excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivables upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind of amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Company held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-election shares). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock that will contain provisions enabling the holders of the Series A Preferred Stock that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of the paragraph (e) shall similarly apply to successive Transactions.

         (f)     If:

                 (i) the Company shall declare a dividend (or any other distribution) on the Common Stock (other than Permitted Common Stock Cash Distributions); or

                 (ii) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                 (iii) there shall be any reclassification of the Common Stock (other than any event to which subparagraph (d)(i) of this Section 7 applies) or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or a statutory share exchange, or self tender offer by the Company for all or substantially all of its outstanding shares of Common Stock or the sale or transfer of all substantially all of the assets of the Company as an entity; or

                 (iv) there shall occur the involuntary liquidation, dissolution or winding up of the Company,

then the Company shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Service A Preferred Stock at their addresses as shown on the stock records of the Company, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice of any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

         (g) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series A Preferred Stock at such holder's last address as shown on the stock records of the Company.

         (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

         (i) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

         (j) If the Company shall take any action affecting the Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

         (k) The Company covenants that it will at all times reserve and keep available, free form preemptive rights, out the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this paragraph (k), the number of shares of Common Stock shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

         The Company covenants that any shares of Common Stock issued upon the conversion of the Series A Preferred Stock shall be validly issued, fully paid and non-assessable.

         The Company shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

         Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Company shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

         (l) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series A Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

         Section 8. RANKING. Any class or series of stock of the Company shall be deemed to rank:

         (a) prior to the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

         (b) on a parity with the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); the Series A Preferred Stock and the Series B Preferred Stock shall be Parity Stock with respect to the Series A Preferred Stock; and

         (c) junior to the Series A Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series.

         Section 9.  VOTING.

         (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Stock) and the holders of shares of Series A Preferred Stock, together with the holders of shares of every other series of Parity Stock (any such other series, the "Voting Preferred Stock"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Stock and the Voting Preferred Stock, the secretary of the Company may, and upon the written request of any holder of Series A Preferred Stock (addressed to the secretary at the principal office of the corporation) shall, call a special meeting of the holders of the Series A Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then- remaining director elected by the holders of the Series A Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

         (b) So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series A Preferred Stock and the Voting Preferred Stock, at the time outstanding, acting as a single class regardless of series, at any meeting called for the purpose, shall be necessary for effecting or validation:

                 (i) Any amendment, alteration or repeal of any of the provisions of these Articles Supplementary that materially adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Stock or the Voting Preferred Stock; PROVIDED, HOWEVER, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount, of any Junior Stock or any shares of any class ranking on a parity with the Series A Preferred Stock or the Voting Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Stock, and PROVIDED, FURTHER, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights of preferences of the Series A Preferred Stock or another series of Voting Preferred Stock that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of least 66 2/3% of the votes entitled to be cast by holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series A Preferred Stock and the Voting Preferred Stock which otherwise would be entitled to vote in accordance herewith; or

                 (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Company or in the payment of dividends; PROVIDED, HOWEVER, that no such vote of the holders of Series A Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares of convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding.

         For purposes of the foregoing provisions of this Section 9, each share of Series A Preferred Stock shall have one (1) vote per share, except that when any other series of preferred stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

         Section 10. RECORD HOLDERS. The Company and the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf on this 30th day of April, 1996, by its President who acknowledges that these Articles Supplementary are the act of the Company and that to the best of his knowledge, information and belief and under penalties for perjury all matters and facts contained in these Articles Supplementary are true in all material respects.


                                         FELCOR SUITE HOTELS, INC.


                                         By:  /s/ THOMAS J. CORCORAN, JR.
                                            ---------------------------------
                                            Name: Thomas J. Corcoran, Jr.
                                                 ----------------------------
                                            Title:    President
                                                  ---------------------------


                                         Attest:


                                         /s/ THOMAS L. WIESE
                                         ------------------------------------
                                            Name: Thomas L. Wiese
                                                 ----------------------------
                                            Title:    Secretary
                                                 ----------------------------


                                                    (Corporate Seal)

                              STATE OF MARYLAND
                                                                          465025

                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
              301 West Preston Street Baltimore, Maryland 21201

                                                           DATE: AUGUST 09, 1996




     THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT FOR

FELCOR SUITE HOTELS, INC.

WERE RECEIVED AND APPROVED FOR RECORD ON AUGUST 9, 1996 AT 10:10 AM.




FEE PAID:                               50.00





     [SEAL]

                                                     HARRY J. NOONAN
                                                     CHARTER SPECIALIST

                             ARTICLES OF AMENDMENT
                                       OF
                           FELCOR SUITE HOTELS, INC.


         FelCor Suite Hotels, Inc., a Maryland corporation (the "Corporation"), certifies as follows:

         FIRST: The Corporation desires to amend its Charter as currently in effect.

         SECOND: Article V of the Charter of the Corporation is hereby amended as set forth below:

                 (1) the phrase "Except as provided in subsection D.(9) of this
         Article V," contained in section D.(2)(b) of Article V shall be amended to read "Except as provided in subsections D.(9) and D.(12) of this Article V,"; (2) the phrase "Notwithstanding any other provisions herein," contained in each of sections D.(2)(c) through D.(2)(f) of
         Article V shall be amended to read "Notwithstanding any other provisions herein, except for subsection D.(12) of this Article V,";
         (3) the phrase "Nothing contained in this Article V" contained in section D.(7) of Article V shall be amended to read "Except for the provisions of subsection D.(12), nothing contained in this Article V"; and (4) a new section D.(12) shall be added to Article V, providing in its entirety as follows:

                          "(12)   New York Stock Exchange Transactions.
                 Nothing in this amended and restated Charter shall prohibit the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The immediately preceding sentence shall not limit the authority of the Board of Directors to take any and all actions it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT, so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of the New York Stock Exchange."

         THIRD: The amendment of the Corporation's Charter set forth in these Articles of Amendment was advised by the Board of Directors of the Corporation and was approved by the shareholders of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf on the 8th day of August, 1996, by its Senior Vice President, who acknowledges that these Articles of Amendment are the act of the Corporation and certifies that, to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.

ATTEST:                                   FELCOR SUITE HOTELS, INC.


/s/ THOMAS L. WIESE                       By: /s/ LAWRENCE D. ROBINSON    (SEAL)
-----------------------------                -----------------------------
Thomas L. Wiese                              Lawrence D. Robinson
Assistant Secretary                          Senior Vice President

                               STATE OF MARYLAND

                                                                          544239

                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
              301 West Preston Street Baltimore, Maryland 21201

                                                             DATE: JUNE 24, 1997




     THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT FOR

FELCOR SUITE HOTELS, INC.

     WERE RECEIVED AND APPROVED FOR RECORD ON JUNE 24, 1997 AT 10:13 AM.




FEE PAID:                         50.00





     [SEAL]
                                                JOSEPH V. STEWART
                                                CHARTER SPECIALIST

                             ARTICLES OF AMENDMENT
                              OF JUNE 24, 1997
                            FELCOR SUITE HOTELS INC.

     FelCor Suite Hotels, Inc., a Maryland corporation (the "Corporation"), certifies as follows:

     FIRST: The Corporation desires to amend its Charter as currently in effect.

     SECOND: Article IX of the Charter of the Corporation is hereby amended as set forth below:

     The following shall be deleted:

                                   ARTICLE IX

                           Limitation on Indebtedness

     The Corporation may not incur or suffer to exist as of the end of any month Indebtedness (as defined below) in an amount in excess of 40% of the Corporation's investment in hotel properties, at its cost, after giving effect to the Corporation's use of proceeds from any Indebtedness. The Corporation's investment in hotel properties shall include all investments by the Corporation constituting, evidencing or secured by an interest in property, whether tangible or intangible and whether real, personal or mixed, that is used or intended for use in, or in any manner connected with or relating to, the ownership or leasing of hotels. In determining its cost of such investments, there shall be included (1) the amount of all cash paid and the value (as determined by the Board of Directors for purposes of such investment) of any other property transferred therefor by the Corporation, (2) the amount of all Indebtedness and other obligations assumed or incurred by the Corporation or to which the Corporation takes subject, and (3) the value (as determined by the Board of Directors for the purposes of such investment) of all equity securities of which the issuer is an entity that is, or upon such investment will be, included within the Corporation and which are issued (otherwise than for cash) to, or retained by, any person other than the Corporation in connection with such investment. For purposes of the foregoing restriction, (A) "Indebtedness" of the Corporation shall mean the consolidated liabilities of the Corporation for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or similar instruments on which interest charges are customarily paid, including obligations under capital leases, and (B) "Corporation" shall mean this Corporation and any subsidiary entity consolidated therewith, under generally accepted accounting principals.

     THIRD: The amendment of the Corporation's Charter set forth in these Articles of Amendment was advised by the Board of Directors of the Corporation and was approved by the shareholders of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf on the 16th day of June, 1997, by its Senior Vice President, who acknowledges that these Articles of Amendment are the act of the Corporation and certifies that, to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.

     ATTEST:                                 FELCOR SUITE HOTELS, INC.



     /s/  THOMAS L. WIESE                    By: /s/ LAWRENCE D. ROBINSON (SEAL)
     ----------------------------               ----------------------------
     Thomas L. Wiese                            Lawrence D. Robinson
     Assistant Secretary                        Senior Vice President

                               STATE OF MARYLAND

                                                                          581905

                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
              301 West Preston Street Baltimore, Maryland 21201

                                                         DATE: NOVEMBER 13, 1997



     THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT FOR

FELCOR SUITE HOTELS, INC.

WERE RECEIVED AND APPROVED FOR RECORD ON NOVEMBER 10, 1997 AT 7:38 AM.



FEE PAID:                               140.00



   [SEAL]

                                                             JOSEPH V. STEWART
                                                             CHARTER SPECIALIST

                             ARTICLES OF AMENDMENT
                                       TO
                     ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                           FELCOR SUITE HOTELS, INC.

     The undersigned, on behalf of FelCor Suite Hotels, Inc., a Maryland corporation, (the "Corporation"), hereby certifies as follows:

     FIRST:      The Corporation desires to amend its Charter as currently in effect.

     SECOND:     Paragraph A of Article V of the Charter of the Corporation is
hereby amended to read in its entirety as follows:

           "A. Authorized Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, of the par value of One Cent ($0.01) each, and Ten Million (10,000,000) shares of Preferred Stock, of the par value of One Cent ($0.01) each, amounting in aggregate par value to One Million One Hundred Thousand Dollars ($1,100,000.00)."

     THIRD:      The total number of shares of stock that the Corporation had authority to issue immediately prior to this amendment is Sixty Million (60,000,000) shares, consisting of Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share, and Ten Million Shares (10,000,000) shares of Preferred Stock, par value $.01 per share, amounting in aggregate par value to $600,000. The total number of shares of stock that the Corporation has authority to issue immediately following this amendment is One Hundred and Ten Million (110,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.01 per share, and Ten Million Shares (10,000,000) of Preferred Stock, par value $.01 per share, amounting in aggregate par value to $1,100,000. The description of each class, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption is not changed by this amendment.

     FOURTH:     The amendment of the Corporation's Charter set forth in these
Articles of Amendment was advised by the Board of Directors of the Corporation and was approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf on the 30th day of October, 1997, by Lawrence D. Robinson, its Senior Vice President, Secretary and General Counsel, who acknowledges that these Articles of Amendment are the act of the Corporation and certifies that, to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.

ATTEST:                                         FELCOR SUITE HOTELS, INC.


/s/ THOMAS L. WIESE                             By: /s/ LAWRENCE D. ROBINSON
----------------------------                        -------------------------
Thomas L. Wiese                                     Lawrence D. Robinson
Assistant Secretary                                 Senior Vice President,
                                                    Secretary & General Counsel

                                                 STATE DEPARTMENT OF ASSESSMENTS
                                                          AND TAXATION
                                                       APPROVED FOR RECORD
                                                      5/6/98  AT  11:36 a.m.


                             ARTICLES SUPPLEMENTARY
                                       OF
                           FELCOR SUITE HOTELS, INC.

         FELCOR SUITE HOTELS, INC., a Maryland corporation (hereinafter referred to as the "Company"), hereby certifies as follows:

         FIRST: Under the authority set forth in Article V of the Charter of the Company, the Board of Directors of the Company on April 20, 1998, and April 30, 1998, classified 57,500 unissued shares of the Preferred Stock as "9% Series B Cumulative Redeemable Preferred Stock."

         SECOND: A description of the 9% Series B Cumulative Redeemable Preferred Stock, including the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set or changed by the Board of Directors of the Company is as follows:

         Section 1. NUMBER OF SHARES AND DESIGNATION. This series of preferred stock shall be designated as 9% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock"), and 57,500 shall be the number of shares of Preferred Stock constituting such series.

         Section 2. DEFINITIONS. For purposes of the Series B Preferred Stock, the following terms shall have the meanings indicated:

"Board of Directors" shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Stock.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Texas or New York are not required to be open.

"Call Date" shall have the meaning set forth in paragraph (c) of Section 5 hereof.

"Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

"Dividend Payment Date" shall mean the last calendar day of January, April, July and October in each year, commencing on July 31, 1998; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

"Dividend Periods" shall mean quarterly dividend periods commencing February 1, May 1, August 1, and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on May 7, 1998 and end on and include July 31, 1998).

"Issue Date" shall mean the date on which the Company first issues a share of Series B Preferred Stock.



                                    [STAMP]

"Junior Stock" shall mean the Common Stock and any other class or series of shares of the Company over which the Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

"Parity Stock" shall have the meaning set forth in paragraph (b) of Section 8 hereof.

"Series A Preferred Stock" shall mean the Company's $1.95 Series A Cumulative Convertible Preferred Stock.

"Series B Preferred Stock" shall have the meaning set forth in Section 1 hereof.

"set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Company; PROVIDED, HOWEVER, that if any funds for a class or series of Junior Stock or any class or series of stock ranking on a parity with the Series B Preferred Stock as to the payment of dividends are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

"Transfer Agent" means SunTrust Bank, Atlanta, Georgia, or such other agent or agents of the Company as may be designated by the Board of Directors or their designee as the transfer agent for the Series B Preferred Stock.

"Voting Preferred Stock" shall have the meaning set forth in Section 9(a) hereof.

         Section 3.  DIVIDENDS.

         (a) The Holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends payable in cash in an amount per share of Series B Preferred Stock equal to $225.00 per annum. Such dividends shall be cumulative from May 7, 1998, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the Company at the close of business on such record dates, not more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

         (b) The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

         (c) So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Parity Stock.

         (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly, unless in each case (i) the full cumulative dividends on all outstanding shares of the Series B Preferred Stock and any other Parity Stock of the Company shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to such Parity Stock. Notwithstanding the foregoing limitations, the Company may at any time acquire shares of its capital stock, without regard to rank, for the purpose of preserving its status as a real estate investment trust ("REIT").

         Section 4.  LIQUIDATION PREFERENCE.

         (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Series B Preferred Stock shall be entitled to receive two thousand five hundred dollars ($2,500.00) per share of Series B Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more corporations, (ii) a sale or transfer of all or substantially all of the Company's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

         (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series B Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.

         Section 5.  REDEMPTION AT THE OPTION OF THE COMPANY.

         (a) The Series B Preferred Stock shall not be redeemable by the Company prior to May 7, 2003. On and after May 7, 2003, the Company, at its option, may redeem the shares of Series B Preferred Stock in whole or in part, as set forth herein, subject to the provisions described below.

         (b) The Series B Preferred Stock may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time, upon not less than 30 nor more than 60 days' prior written notice. In order to exercise its redemption option, the Company must issue a press release announcing the redemption (the "Press Release"). The Company may not issue a Press Release prior to May 7, 2003. The Press Release shall announce the redemption and set forth the number of shares of Series B Preferred Stock which the Company intends to redeem. The Call Date shall be selected by the Company, shall be specified in the notice of redemption and, subject to the provisions of Section 5(e) below, shall be not less than 30 days or more than 60 days after the date on which the Company issues the Press Release.

         (c) Upon redemption of Series B Preferred Stock by the Company on the date specified in the notice to holders required under subparagraph (e) of this Section 5 (the "Call Date"), each share of Series B Preferred Stock to be redeemed shall be redeemed in cash at a price per share equal to $2,500.00 per share, plus all accrued and unpaid distributions thereon to the Call Date, without interest, to the extent that the Company has funds legally available therefor. The redemption price of the Series B Preferred Stock (other than any portion thereof consisting of accrued and unpaid distributions) must be paid solely from the sale proceeds of other capital stock of the Company and not from any other source. For purposes of the foregoing sentence, "capital stock" means any common stock, preferred stock, depositary shares, interests, participations, or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. Dividends payable on the shares of Series B Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series B Preferred Stock called for redemption or on the shares of capital stock issued upon such redemption.

         (d) If full cumulative dividends on the Series B Preferred Stock and any other class or series of Parity Stock of the Company have not been paid or declared and set apart for payment, the Series B Preferred Stock may not be redeemed in part and the Company may not purchase or acquire shares of Series B Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock.

         (e) If the Company shall redeem shares of Series B Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to the beneficial holders of the Series B Preferred Stock by the Company not less than thirty Business Days before the Call Date. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Company, or by publication in THE WALL STREET JOURNAL or THE NEW YORK TIMES, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Company elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series B Preferred Stock to be redeemed. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate:
(1) the Call Date: (2) the number of shares of Series B Preferred Stock to be redeemed from such holder; (3) the redemption price; (4) the place or places where the Series B Preferred Stock is to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Company shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series B Preferred Stock of the Company shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates). The Company's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, any cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Series B Preferred Stock so called for redemption. At the close of business on the Call Date, each share Series B Preferred Stock to be redeemed pursuant to Section 5(c)(i) (unless the Company defaults in the delivery of the cash payable on such Call Date) shall be deemed to be no longer outstanding regardless of whether such holder has surrendered the certificates representing the Series B Preferred Stock. No interest shall accrue for the benefit of the holders of Series B Preferred Stock to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date (together with any interest or other earnings accrued thereon) shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash, and shall have no right to interest from and after the Call Date.

         As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Series B Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the shares of Series B Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

         (f) Notwithstanding the foregoing, the Company may at any time acquire shares of its capital stock, without regard to rank, for the purpose of preserving its status as a REIT, for purposes of an employee benefit plan of the Company, or in accordance with the conversion or redemption provisions of any class of Preferred Stock ranking on parity with or senior to the Series B Preferred Stock.

         (g) The procedures for redeeming any depositary receipts evidencing fractional interests in the Series B Preferred Stock shall be the same as the procedures for redeeming the Series B Preferred Stock contained in this Section 5 except that the depositary agent that issued the depositary receipts being redeemed may act on behalf of the Company.

         Section 6.  SHARES TO BE RETIRED.

         All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series. The Company may also retire any unissued shares of Series B Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

         Section 7.  CONVERSION.

         Holders of shares of Series B Preferred Stock shall have no conversion rights.

         Section 8. RANKING. Any class or series of stock of the Company shall be deemed to rank:

         (a) prior to the Series B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

         (b) on a parity with the Series B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class of stock or series and the Series B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock"); the Series A Preferred Stock shall be Parity Stock with respect to the Series B Preferred Stock; and

         (c) junior to the Series B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series.

         Section 9.  VOTING.

         (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Stock) and the holders of shares of Series B Preferred Stock, together with the holders of shares of every other series of Parity Stock (any such other series, the "Voting Preferred Stock"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrearages dividends on the Series B Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series B Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series B Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be automatically reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series B Preferred Stock and the Voting Preferred Stock, the secretary of the Company may, and upon the written request of any holder of Series B Preferred Stock or any holder of depositary receipts evidencing a fractional interest in the Series B Preferred Stock (addressed to the secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series B Preferred Stock and the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series B Preferred Stock (or depositary receipts representing shares of Series B Preferred Stock) may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series B Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series B Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

         (b) So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series B Preferred Stock and the Voting Preferred Stock, at the time outstanding, acting as a single class regardless of series, at any meeting called for the purpose, shall be necessary for effecting or validating the following:

                 (i) Any amendment, alteration or repeal of any of the provisions of these Articles Supplementary that materially adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Stock or the Voting Preferred Stock; PROVIDED, HOWEVER, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount, of any Junior Stock or any shares of any class ranking on a parity with the Series B Preferred Stock or the Voting Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series B Preferred Stock, and PROVIDED, FURTHER, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights of preferences of the Series B Preferred Stock or another series of Voting Preferred Stock that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of least 66 2/3% of the votes entitled to be cast by holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series B Preferred Stock and the Voting Preferred Stock which otherwise would be entitled to vote in accordance herewith;

                 (ii) Enter into a share exchange that affects the Series B Preferred Stock, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into the Company, unless in each such case, each share of Series B Preferred Stock remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for a share of preferred stock of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption identical to those of a share of Series B Preferred Stock (except for changes that do not materially and adversely affect the holders of the Series B Preferred Stock); or

                 (iii) The authorization, reclassification, or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Company or in the payment of dividends.

         For purposes of the foregoing provisions of this Section 9, each share of Series B Preferred Stock shall have one hundred (100) votes per share, each of which 100 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each share of the Series B Preferred Stock, the holder thereof may designate up to 100 proxies, with each proxy having the right to vote a whole number of votes (totaling 100 votes per share of Series B Preferred Stock). Except as otherwise required by applicable law or as set forth herein, the shares of Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

         Section 10. RECORD HOLDERS. The Company and the Transfer Agent may deem and treat the record holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.



                        [Signatures On Following Page.]

         IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf on this 1st day of May, 1998, by its Senior Vice President who acknowledges that these Articles Supplementary are the act of the Company and that to the best of his knowledge, information and belief and under penalties for perjury all matters and facts contained in these Articles Supplementary are true in all material respects.

                                        FELCOR SUITE HOTELS, INC.



                                        By: /s/ Randall L. Churchey
                                            ----------------------------------
                                            Randall L. Churchey,
                                            Senior Vice President


                                        Attest:


                                        /s/  Lawrence D. Robinson
                                        --------------------------------------
                                        Lawrence D. Robinson, Secretary


                                                    (Corporate Seal)

                               STATE OF MARYLAND
                                                            652537
                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
               301 West Preston Street Baltimore, Maryland 21201



     I, RITA WINSTON OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, DO HEREBY CERTIFY THAT SAID DEPARTMENT, BY THE LAWS OF SAID STATE, IS THE CUSTODIAN OF THE RECORDS OF THIS STATE RELATING TO THE FORFEITURE OR SUSPENSION OF CORPORATE CHARTERS, OR OF CORPORATIONS TO TRANSACT BUSINESS IN THIS STATE; AND I AM THE PROPER OFFICER TO EXECUTE THIS CERTIFICATE.

     I FURTHER CERTIFY THAT FELCOR LODGING TRUST INCORPORATED IS A CORPORATION DULY INCORPORATED AND EXISTING UNDER AND BY VIRTUE OF THE LAWS OF MARYLAND AND SAID CORPORATION HAS FILED ALL ANNUAL REPORTS REQUIRED, HAS NO OUTSTANDING LATE FILING PENALTIES ON THOSE REPORTS, AND HAS A RESIDENT AGENT. THEREFORE, THE CORPORATION IS AT THE TIME OF THIS CERTIFICATE IN GOOD STANDING WITH THIS DEPARTMENT AND DULY AUTHORIZED TO EXERCISE ALL THE POWERS RECITED IN ITS CHARTER OR CERTIFICATE OF INCORPORATION, AND TO TRANSACT BUSINESS IN THE STATE OF MARYLAND.






    [SEAL]                          IN WITNESS WHEREOF, I HAVE HEREUNTO SET
                                MY HAND AND AFFIXED THE SEAL OF THE STATE
                                DEPARTMENT OF ASSESSMENTS AND TAXATION OF
                                MARYLAND AT BALTIMORE THIS 27TH DAY OF
                                JULY, 1998.

                                              /s/ RITA WINSTON
                                             ------------------------------
                                             RITA WINSTON
AT5-031                                      CHARTER DIVISION

                               STATE OF MARYLAND

                                                 657345

                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION

               301 West Preston Street Baltimore, Maryland 21201


                                                             DATE: JULY 27, 1998


     THIS IS TO ADVISE YOU THAT THE ARTICLES OF MERGER WITH A NAME CHANGE FOR FELCOR SUITE HOTELS, INC. (MD)-- SURVIVOR AND BRISTOL HOTEL COMPANY (DE)-- MERGING OUT CHANGING TO FELCOR LODGING TRUST INCORPORATED WERE RECEIVED AND APPROVED FOR RECORD ON JULY 27, 1998 AT 11:22 AM.






FEE PAID:      101.00




                                                              IRENE B WOZNY

                                                              CHARTER SPECIALIST
    [SEAL]

    AT5-031

                                      STATE DEPARTMENT OF ASSESSMENTS
                                                AND TAXATION
                                            APPROVED FOR RECORD
                                            7/27/98 at 11:22 a.m.
                                            -------    ----------


                                                  RECEIVED

                                              '98 JUL 27 11:22



                               ARTICLES OF MERGER

                                     BETWEEN

                           FELCOR SUITE HOTELS, INC.,
                            (a Maryland corporation)

                                       AND

                             BRISTOL HOTEL COMPANY,
                            (a Delaware corporation)



     These ARTICLES OF MERGER are made and entered into as of July 27, 1998, by and between FelCor Suite Hotels, Inc., a Maryland corporation, and Bristol Hotel Company, a Delaware corporation, each of which certifies as follows:

     FIRST: Bristol Hotel Company (the "Merging Corporation") and FelCor Suite Hotels, Inc. (the "Successor Corporation") agree to merge in accordance with the terms and conditions set forth herein and in the Agreement and Plan of Merger, dated March 23, 1998, by and between the Successor Corporation and the Merging Corporation (the "Merger Agreement").

     SECOND: The Merger will be effective at 9:00 a.m. Eastern time on July 28, 1998 (the "Effective Time", and the date on which the Effective Time occurs, the "Effective Date").

     THIRD: The name of the Merging Corporation is Bristol Hotel Company, which is incorporated under the laws of the State of Delaware. The name of the Successor Corporation is FelCor Suite Hotels, Inc., which is incorporated under the laws of the State of Maryland. At the Effective Time, the name of the Successor Corporation will be FelCor Lodging Trust Incorporated.

     FOURTH: The Merging Corporation was incorporated under the General Corporation Law of the State of Delaware on November 14, 1994. The Merging Corporation is not registered or qualified to do business in the State of Maryland.

     FIFTH: The principal office in Maryland of the Successor Corporation is located in Baltimore City at 11 East Chase Street, Baltimore, Maryland 21202. The Merging Corporation does not have an office in the State of Maryland.

     SIXTH: The Merging Corporation does not own any interest in land in the State of Maryland, the title to which could be affected by recording an instrument in the land records.

     SEVENTH: (a) The total number of shares of stock of all classes that the Merging Corporation has authority to issue is (i) 150,000,000 shares of common stock, par value of $0.01 per share (each a "Merging Corporation Common Share"), and (ii) 50,000,000 shares of preferred stock, par value of $0.01 per share (each a "Merging Corporation Preferred Share"). The aggregate par value of all shares of all classes of stock of the Merging Corporation is $2,000,000.


                                    [STAMP]

The total number of shares of stock of all classes that the Successor Corporation has authority to issue is (i) 100,000,000 shares of common stock, par value of $0.01 per share (each, a "Successor Corporation Common Share"), and
(ii) 10,000,000 shares of preferred stock, par value of $0.01 per share (each, a "Successor Corporation Preferred Share"), 6,050,000 of which have been designated as $1.95 Series A Cumulative Convertible Preferred Stock," par value of $0.01 per share (each, a "Successor Corporation Series A Preferred Share") and 57,000 of which have been designated as "9% Series B Cumulative Redeemable Preferred Stock," par value of $0.01 per share (each, a "Successor Corporation Series B Preferred Share"). The aggregate par value of all shares of all classes of the Successor Corporation is $1,100,000.

     (b) At the Effective Time, the charter of the Successor Corporation will be amended such that the total number of shares of stock of all classes that the Successor Corporation will have authority to issue will be (i) 200,000,000 Successor Corporation Common Shares, and (ii) 20,000,000 Successor Corporation Preferred Shares, 6,050,000 of which will have been designated as Successor Corporation Series A Preferred Shares and 57,000 of which will have been designated as Successor Corporation Series B Preferred Shares. The aggregate par value of all shares of all classes of the Successor Corporation will be $2,200,000.

     EIGHTH: The manner and basis of converting or exchanging outstanding stock of the Merging Corporation into stock of the Successor Corporation or other consideration and the treatment of any outstanding stock of the Successor Corporation not to be converted or exchanged will be as follows:

          (a) Subject to the provisions of clause (c) below, each Merging Corporation Common Share outstanding immediately prior to the Effective Time will be converted into the right to receive 0.685 (the "Exchange Ratio") of a validly issued, fully paid and nonassessable Successor Corporation Common Share, and each Merging Corporation Common Share theretofore outstanding will cease to be outstanding and will cease to exist, and each holder of a certificate representing such Merging Corporation Common Shares will thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, the number of Successor Corporation Common Shares as calculated pursuant to this clause (a) and cash in lieu of fractional Successor Corporation Common Shares in accordance with clause (c) below, upon the surrender of the stock certificate for such Merging Corporation Common Shares;

          (b) Each Successor Corporation Common Share, Successor Corporation Series A Preferred Share and Successor Corporation Series B Preferred Share outstanding immediately prior to the Effective Time will remain outstanding;

          (c) Notwithstanding any other provision hereof, no fractional Successor Corporation Common Shares will be issued in connection with the Merger. No such holder will be entitled to dividends, voting rights or any other stockholder rights in respect of any fractional share. Instead, each holder of outstanding Merging Corporation Common Shares having a fractional interest arising upon the conversion or exchange of such shares in the Merger will, at the time of surrender of its certificate representing Merging Corporation Common Shares, be paid by the Successor Corporation an amount in cash equal to the Closing Price immediately preceding the Effective Time multiplied by the fraction of Successor Corporation Common Shares to which such holder would otherwise be entitled. For purposes of this clause (c), "Closing Price" means the closing price of the Successor Corporation Common Shares (as reported in the New York Stock Exchange, Inc. Composite Tape) on the business day immediately preceding the Effective Date; and

          (d) Each Merging Corporation Common Share issued and held in the Merging Corporation's treasury or by FelCor or any wholly owned subsidiary of FelCor at the Effective Time, if any, will cease to be outstanding and will be canceled and retired and will cease to exist without payment of any consideration therefor.

     NINTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized and approved by the Merging Corporation in the manner and by the vote required by its certificate of incorporation and bylaws and the laws of the State of Delaware. The terms and conditions of the transaction set forth in these Articles of Merger, including the Articles of Amendment attached hereto, were advised, authorized and approved by the Successor Corporation in the manner and by the vote required by its charter and bylaws and the laws of the State of Maryland. The manner of approval by the Merging Corporation and the Successor Corporation of the transactions set forth in these Articles of Merger was as follows:

          (a) The Board of Directors of the Merging Corporation adopted a resolution by unanimous vote on March 23, 1998, which declared that the transaction set forth in these Articles of Merger is advisable and directed that the Merger Agreement be submitted for adoption by the stockholders of the Merging Corporation at an annual meeting of the stockholders of the Merging Corporation held on July 27, 1998. Notice which stated that a purpose of the annual meeting was to act on the Merger contemplated by these Articles of Merger was given in the manner required by the applicable provisions of the General Corporation Law of the State of Delaware to each stockholder entitled to such notice. The Merger Agreement was adopted by the stockholders of the Merging Corporation at the annual meeting of the stockholders of the Merging Corporation held on July 27, 1998 by the affirmative vote of a majority of all the votes entitled to be cast on the matter in accordance with the certificate of incorporation of the Merging Corporation and the General Corporation Law of the State of Delaware.

          (b) The Board of Directors of the Successor Corporation adopted a resolution by unanimous vote on March 23, 1998, which declared that the transaction set forth in these Articles of Merger is advisable and directed that the transaction be submitted for consideration by the stockholders of the Successor Corporation at the annual meeting of the stockholders of the Successor Corporation held on July 27, 1998. Notice which stated that a purpose of the annual meeting was to act on the Merger contemplated by these Articles of Merger, including the Articles of Amendment attached hereto, was given in the manner required by the applicable provisions of the Maryland General Corporation Law to each stockholder entitled to such notice. The transaction set forth in these Articles of Merger, including the Articles of Amendment attached hereto, was approved by the stockholders of the Successor Corporation at the annual meeting of the stockholders of the Successor Corporation held on July 27, 1998 by the affirmative vote of a majority of all the votes entitled to be cast on the matter in accordance with the charter of the Successor Corporation and the Maryland General Corporation Law.

     TENTH: At the Effective Time, the Articles of Amendment and Restatement of the Successor Corporation will be amended in the manner set forth in Exhibit A hereto.

     IN WITNESS WHEREOF, the Merging Corporation and the Successor Corporation have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by their respective President, Vice-President, Chairman of the Board or Vice Chairman of the Board and attested to by their respective Secretary or Assistant Secretary as of the 27th day of July, 1998.



ATTEST:                                   FELCOR SUITE HOTELS, INC.,
                                          a Maryland corporation


By: /s/ LAWRENCE D. ROBINSON        By: /s/ RANDALL L. CHURCHEY
   ----------------------------        -----------------------------
         Secretary                  Name: Randall L. Churchey
                                          Title: Senior Vice President



                                          BRISTOL HOTEL COMPANY,
                                          a Delaware corporation



    By: /s/ [ILLEGIBLE]             By: /s/ JEFFREY P. MAYER
       -------------------------        ------------------------------
      Assistant Secretary           Name: Jeffrey P. Mayer
                                          Title: Vice President

     The undersigned, being the duly elected and acting Senior Vice President of FelCor Suite Hotels, Inc., a Maryland corporation, hereby acknowledges that the foregoing Articles of Merger, of which this Certificate is a part, are the act of FelCor Suite Hotels, Inc., a Maryland corporation, and certifies that, to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Merger relating to FelCor Suite Hotels, Inc., a Maryland corporation, are true in all material respects.



                                               /s/ RANDALL L. CHURCHEY
                                               ---------------------------------
                                                   Name: Randall L. Churchey
                                                   Senior Vice President

     The undersigned, being the duly elected and acting Vice President of Bristol Hotel Company, a Delaware corporation, hereby acknowledges that the foregoing Articles of Merger, of which this Certificate is a part, are the act of Bristol Hotel Company, a Delaware corporation, and certifies that, to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Merger relating to Bristol Hotel Company, a Delaware corporation, are true in all material respects.


                                               /s/ JEFFREY P. MAYER
                                              ----------------------------------
                                              Name:  Jeffrey P. Mayer
                                              Vice President

                                    EXHIBIT A
                                    ---------


                               ARTICLES OF AMENDMENT
                                         TO
                       ARTICLES OF AMENDMENT AND RESTATEMENT
                                         OF
                             FELCOR SUITE HOTELS, INC.



     The undersigned, on behalf of FelCor Suite Hotels, Inc., a Maryland corporation (the "Corporation"), hereby certifies as follows:

     FIRST: The Corporation desires to amend its Charter as currently in effect.

     SECOND: Article II of the Charter of the Corporation is hereby amended to read in its entirety as follows:

                                  "Article II.
                                      Name.

          The name of the Corporation is: FelCor Lodging Trust Incorporated."

     THIRD: Paragraph A of Article V of the Charter of the Corporation is hereby amended to read in its entirety as follows:

          "A. Authorized Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is Two Hundred Twenty Million (220,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock, of the par value of One Cent ($0.01) each, and Twenty Million (20,000,000) shares of Preferred Stock, of the par value of One Cent ($0.01) each, amounting in aggregate par value to Two Million Two Hundred Thousand Dollars ($2,200,000.00)."

     FOURTH: The total number of shares of stock that the Corporation had authority to issue immediately prior to this amendment is One Hundred Ten Million (110,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.01 per share, and Ten Million Shares (10,000,000) shares of Preferred Stock, par value $.01 per share, amounting in aggregate par value to $1,100,000. The total number of shares of stock that the Corporation has authority to issue immediately following this amendment is Two Hundred and Twenty Million (220,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock, par value $.01 per share, and Twenty Million Shares (20,000,000) of Preferred Stock, par value $.01 per share, amounting in aggregate par value to $2,200,000. The description of each class, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption is not changed by this amendment.

     FIFTH: The amendment of the Corporation's Charter set forth in these Articles of Amendment was advised by the Board of Directors of the Corporation and was approved by the stockholders of the Corporation.

State of Maryland                                      PARRIS N. GLENDENING
                                [SEAL]                      Governor
DEPARTMENT OF                                          RONALD W. WINEHOLT
ASSESSMENTS AND TAXATION                                    Director
                                                        PAUL B. ANDERSON
Charter Division                                          Administrator
-------------------------------------------------------------------------------

DOCUMENT CODE     11A           BUSINESS CODE           COUNTY
             -------------                   ---------        ----------

#                   P.A.      Religious      Close      Stock      Nonstock
 -----------    ----      ----           ----       ----       ----


Merging      Bristol Hotel                               Surviving     Felcor Suite
            ---------------                                          --------------------------------
Company                                                                     Hotels, Inc.
---------------------------                              --------------------------------------------
     (DE)                                                                    D4126926
---------------------------                              --------------------------------------------

---------------------------                              --------------------------------------------

CODE  AMOUNT   FEE REMITTED
----  ------   ------------
10     59      Expedited Fee                             (New Name) Felcor Lodging
      ------                                                       ----------------------------------
61             Rec. Fee (Arts. of Inc.)                                  Trust Incorporated
      ------                                             --------------------------------------------
20             Organ. & Capitalization
      ------                                             --------------------------------------------
62             Rec. Fee (Amendment)
      ------
63     20      Rec. Fee (Merger, Consol.)
      ------
64             Rec. Fee (Transfer)
      ------
66             Rec. Fee (Revival)                              X   Change of Name
      ------                                                 -----
65             Rec. Fee (Dissolution)                              Change of Principal Office
      ------                                                 -----
               Special Fee                                         Change of Resident Agent
      ------                                                 -----
               Certificate of Conveyance                           Change of Resident Agent
      ------                                                 ----- Address
               ------------------------------
                                                                   Resignation of Resident Agent
               ------------------------------                -----
                                                                   Designation of Resident Agent
               ------------------------------                ----- and Resident Agent's Address
21             Recordation Tax
      ------                                                       Change of Business Code
22             State Transfer Tax                            -----
      ------                                                       ---------------------------------
23             Local Transfer Tax                                  Adoption of Assumed Name
      ------                                                 -----
70             Change of P.O., R.A. or R.A.A.                      ---------------------------------
      ------
31      6         1    Corp. Good Standing                         ---------------------------------
      ------   -------
600                                                 Returns        ---------------------------------
-----------------------------------------------------------
52             Foreign Qualification
      ------
NA             Foreign Registration                                Other Change(s)
      ------                                                 -----                ------------------
51             Foreign Name Registration
      ------                                                       ---------------------------------
53             Foreign Resolution
      ------                                                       ---------------------------------
54             For. Supplement Cert.
      ------
56             Penalty                                          CODE       045
      ------                                                        ----------------------
50             Cert. of Qual. or Reg.
-----------------------------------------------------------
83             Cert. Limited Partnership                        ATTENTION: /S/ DAVID GIBBONS
      ------                                                              --------------------------
84             Amendment to Limited Partnership
      ------                                                    ------------------------------------
85             Termination of Limited Partnership
      ------                                                    ------------------------------------
80             For. Limited Partnership
      ------
91             Amend/Cancellation, For. Limited Part.
      ------
87                       Limited Part. Good Standing
-----------------------------------------------------------
67             Cert. Limited Liability Partnership
      ------
68             LLP Amendment - Domestic                          MAIL TO ADDRESS:
      ------
               Foreign Limited Liability Partnership                                --------------------
      ------
               LLP Amendment - Foreign                           ------------------------------------
-----------------------------------------------------------
99             Art. of Organization (LLC)                        ------------------------------------
      ------
98             LLC Amendment, Diss, Continuation                 ------------------------------------
      ------
97             LLC Cancellation.                                 ------------------------------------
      ------
96             Registration Foreign LLC
      ------
94             Foreign  LLC  Supplemental
      ------
92                       LLC Good Standing (short)
-----------------------------------------------------------
13      16          1       Certified Copy         10
      ------   -------------               ----------------
               Other
--    ------        ---------------------------------------
TOTAL                                                            NOTE:
FEES   101                                  Credit Card          ----
    ----------                         -----                     Effective: 7/28/98  9:00am
                                                                 Eastern Time
                                X  Check           Cash
                              -----           -----

                    Documents on       checks
--------------------            -------
APPROVED BY:
            --------------

         Room 809 - 301 West Preston Street - Baltimore, Maryland 21201
Phone: (410) 767-1350 - Fax (410) 333-7097 - TTY users call Maryland Relay 1-800-738-2258
     Toll Free in MD: 1-888-246-5941 - web site: http://www.dat.state.md.us

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf on the 27th day of July, 1998, by Randall L. Churchey, its Senior Vice President and Chief Financial Officer, who acknowledges that these Articles of Amendment are the act of the Corporation and certifies that, to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.

ATTEST:                                   FELCOR SUITE HOTELS, INC.


/s/ LAWRENCE D. ROBINSON                  By: /s/ RANDALL L. CHURCHEY  (SEAL)
-----------------------------             -------------------------------------
Lawrence D. Robinson                         Randall L. Churchey
Secretary                                    Senior Vice President and Chief
                                             Financial Officer

                           CERTIFICATE OF CORRECTION
                                       TO
                             ARTICLES SUPPLEMENTARY
                                       OF
                       FELCOR LODGING TRUST INCORPORATED
                     (FORMERLY, FELCOR SUITE HOTELS, INC.)


         FELCOR LODGING TRUST INCORPORATED, a Maryland corporation (hereinafter referred to as the "Company"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (the "Department") as follows:

         FIRST: The title of the document being corrected by this Certificate of Correction is the Articles Supplementary of FelCor Lodging Trust Incorporated (formerly, FelCor Suite Hotels, Inc.) (the "Articles
Supplementary").

         SECOND: The name of the party to the Articles Supplementary is FelCor Lodging Trust Incorporated (formerly, FelCor Suite Hotels, Inc.).

         THIRD: The Articles Supplementary being corrected by this Certificate of Correction were filed with, and received of record by, the Department on May 2, 1996 at 11:40 a.m.

         FOURTH: Section 5(c) of Article SECOND of the Articles Supplementary, which is the provision of the Articles Supplementary being corrected by this Certificate of Correction, as previously filed read as follows:

         "(c) Upon redemption of Series A Preferred Stock by the Corporation on the date specified in the notice to holders required under subparagraph (e) of this Section 5 (the "Call Date"), each share of Series A Preferred Stock so redeemed shall, at the option of the Company (i) be converted into a number of shares of Common Stock equal to the liquidation preference (excluding any accrued and unpaid dividends) of the shares of Series A Preferred Stock being redeemed divided by the Conversion Price as of the opening of business on the Call Date or (ii) be redeemed in cash at a price per share equal the aggregate market value (determined as of the date of the notice of redemption) of the number of shares of Common Stock into which the Series A Preferred Stock is then convertible divided by the then current Conversion Price."

         FIFTH: Section 5(c) of Article SECOND of the Articles Supplementary is hereby corrected by deleting Section 5(c) of Article SECOND of the Articles Supplementary as previously filed and replacing it in its entirety with the following:

         "(c) Upon redemption of Series A Preferred Stock by the Corporation on the date specified in the notice to holders required under subparagraph (e) of this Section 5 (the "Call Date"), each share of Series A Preferred Stock so redeemed shall, at the option of the Company (i) be converted into a number of shares of Common Stock equal to the liquidation preference (excluding any accrued and unpaid dividends) of the share of Series A Preferred Stock being redeemed divided by the Conversion Price as of the opening of business on the Call Date or (ii) be redeemed in cash at a price per share equal to the market value (determined as of the date of the notice of redemption) of the per share equal to the market value (determined as of the date of the notice or redemption of the number of shares of Common Stock into which the share of Series A Preferred Stock is then convertible."

         SIXTH: This Certificate of Correction does not (i) alter the wording of any resolution which was adopted by the Board of Directors or the stockholders of the Company or (ii) make any change or amendment which would not have complied in all respects with the requirements of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed in its name and on its behalf on this 11th day of March, 1999, by its Senior Vice President who acknowledges that this Certificate of Correction is the act of the Company and that to the best of his knowledge, information and belief and under penalties for perjury all matters and facts contained in this Certificate of Correction in all respects.


                                  FELCOR LODGING TRUST INCORPORATED

                                  By:  /s/  WILLIAM P. STADDER
                                     -------------------------------------
                                     Name:  William P. Stadder
                                          --------------------------------
                                     Title: Senior Vice President
                                           -------------------------------


                                  Attest:


                                       /s/  LAWRENCE D. ROBINSON
                                  ----------------------------------------
                                     Name:  Lawrence D. Robinson
                                          --------------------------------
                                     Title: Secretary
                                           -------------------------------


                                                  (Corporate Seal)

                            CERTIFICATE OF CORRECTION

         FELCOR LODGING TRUST INCORPORATED, a Maryland corporation (hereinafter referred to as the "Company"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (the "Department") as follows:

         FIRST: The title of the document being corrected by this Certificate of Correction is the Articles of Merger (the "Articles of Merger") between FelCor Lodging Trust Incorporated (formerly, FelCor Suite Hotels, Inc.) and Bristol Hotel Company ("Bristol").

         SECOND: The names of the parties to the Articles of Merger are FelCor Lodging Trust Incorporated (formerly, FelCor Suite Hotels, Inc.) and Bristol Hotel Company, a Delaware corporation.

         THIRD: The Articles of Merger being corrected by this Certificate of Correction were filed with, and accepted for record by, the Department on July 27, 1998 at 11:22 a.m.

         FOURTH: Article SEVENTH of the Articles of Merger, which is the provision of the Articles of Merger being corrected by this Certificate of Correction, as previously filed read as follows:

         "SEVENTH: (a) The total number of shares of stock of all classes that the Merging Corporation has authority to issue is (i) 150,000,000 shares of common stock, par value $0.01 per share (each a "Merging Corporation Common Share"), and (ii) 50,000,000 shares of preferred stock, par value of $0.01 per share (each a "Merging Corporation Preferred Share"). The aggregate par value of all shares of all classes of stock of the Merging Corporation is $2,000,000. The total number of shares of stock of all classes that the Successor Corporation has authority to issue is (i) 100,000,000 shares of common stock, par value of $0.01 per share (each, a "Successor Corporation Common Share"), and
         (ii) 10,000,000 shares of preferred stock, par value of $0.01 per share (each, a "Successor Corporation Preferred Share"), 6,050,000 of which have been designated as "$1.95 Series A Cumulative Convertible Preferred Stock," par value of $0.01 per share (each, a "Successor Corporation Series A Preferred Share") and 57,000 of which have been designated as "9% Series B Cumulative Redeemable Preferred Stock," par value of $0.01 per share (each, a "Successor Corporation Series B Preferred Share"). The aggregate par value of all shares of all classes of the Successor Corporation is $1,100,000.

         (b) At the Effective Time, the charter of the Successor Corporation will be amended such that the total number of shares of all classes that the Successor Corporation will have authority to issue will be (i) 200,000,000 Successor Corporation Common Shares, and (ii) 20,000,000 Successor Corporation Preferred Shares, 6,050,000 of which will have been designated as Successor Corporation Series A Preferred Shares and 57,000 of which will have been designated as

         Successor Corporation Series B Preferred Shares. The aggregate par value of all shares of all classes of the Successor Corporation will be $2,200,000."

         FIFTH: Article SEVENTH of the Articles of Merger is hereby corrected by deleting Article SEVENTH of the Articles of Merger as previously filed and replacing it in its entirety with the following:

         "SEVENTH: (a) The total number of shares of stock of all classes that the Merging Corporation has authority to issue is (i) 150,000,000 shares of common stock, par value $0.01 per share (each a "Merging Corporation Common Share"), and (ii) 50,000,000 shares of preferred stock, par value of $0.01 per share (each a "Merging Corporation Preferred Share"). The aggregate par value of all shares of all classes of stock of the Merging Corporation is $2,000,000. The total number of shares of stock of all classes that the Successor Corporation has authority to issue is (i) 100,000,000 shares of common stock, par value of $0.01 per share (each, a "Successor Corporation Common Share"), and
         (ii) 10,000,000 shares of preferred stock, par value of $0.01 per share (each, a "Successor Corporation Preferred Share"), 6,050,000 of which have been designated as "$1.95 Series A Cumulative Convertible Preferred Stock," par value of $0.01 per share (each, a "Successor Corporation Series A Preferred Share") and 57,500 of which have been designated as "9% Series B Cumulative Redeemable Preferred Stock," par value of $0.01 per share (each, a "Successor Corporation Series B Preferred Share"). The aggregate par value of all shares of all classes of the Successor Corporation is $1,100,000.

         (b) At the Effective Time, the charter of the Successor Corporation will be amended such that the total number of shares of all classes that the Successor Corporation will have authority to issue will be (i) 200,000,000 Successor Corporation Common Shares, and (ii) 20,000,000 Successor Corporation Preferred Shares, 6,050,000 of which will have been designated as Successor Corporation Series A Preferred Shares and 57,500 of which will have been designated as Successor Corporation Series B Preferred Shares. The aggregate par value of all shares of all classes of the Successor Corporation will be $2,200,000."

         SIXTH: This Certificate of Correction does not (i) alter the wording of any resolution which was adopted by the Board of Directors or the stockholders of the Company or Bristol or (ii) make any change or amendment which would not have complied in all respects with the requirements of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed in its name and on its behalf on this 30th day of August, 1999, by its Senior Vice President who acknowledges that this Certificate of Correction is the act of the Company and that to the best of his knowledge, information and belief and under penalties for perjury all matters and facts contained in this Certificate of Correction are true and correct in all respects.

                                        FELCOR LODGING TRUST INCORPORATED



                                        By:     /s/ WILLIAM P. STADLER
                                             -------------------------------
                                             Name:  William P. Stadler
                                             Title: Senior Vice President

                                        Attest:

                                        By:     /s/ LAWRENCE D. ROBINSON
                                             -------------------------------
                                             Name:  Lawrence D. Robinson
                                             Title: Senior Vice President/
                                                    General Counsel



                                                       (Corporate Sea])

                              ARTICLES SUPPLEMENTARY
                                       OF
                        FELCOR LODGING TRUST INCORPORATED

      FELCOR LODGING TRUST INCORPORATED, a Maryland corporation (hereinafter, the "Company"), hereby certifies as follows:

      FIRST: Under the authority set forth in Article V of the Charter of the Company, the Board of Directors of the Company on March 26, 2002, classified 10,258 additional unissued shares of the Company's preferred stock, par value $0.01 per share, as "9% Series B Cumulative Redeemable Preferred Stock." As a result, the aggregate number of authorized shares of 9% Series B Cumulative Redeemable Preferred Stock is increased from 57,500 to 67,758.

      SECOND: The additional 10,258 shares of 9% Series B Cumulative Redeemable Preferred Stock shall be subject in all respects to the terms and conditions of the Company's Charter and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are applicable to the existing shares of 9% Series B Cumulative Redeemable Preferred Stock as set forth in the Articles Supplementary of the Company accepted for record by the State Department of Assessments and Taxation of the State of Maryland on May 6, 1998, except that dividends on such additional shares shall be cumulative from February 1, 2002.

      THIRD: The total number of shares of capital stock that the Company has authority to issue is (i) 200,000,000 shares of common stock, par value of $0.01 per share, and (ii) 20,000,000 shares of preferred stock, par value of $0.01 per share, of which 6,050,000 shares have been designated as $1.95 Series A Cumulative Convertible Preferred Stock and 67,758 shares have been designated as 9% Series B Cumulative Redeemable Preferred Stock.

      IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf this 1st day of April, 2002, by its Executive Vice President who acknowledges that these Articles Supplementary are the act of the Company and that, to the best of his knowledge, information and belief and under the penalties of perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.

                                  FELCOR LODGING TRUST INCORPORATED

                                  By: /s/ LAWRENCE D. ROBINSON
                                      ------------------------------------------
                                  Lawrence D. Robinson, Executive Vice President

(Corporate Seal)                  Attest:

                                  By: /s/ THOMAS L. WIESE
                                      ------------------------------------------
                                  Thomas L. Wiese, Assistant Secretary

                            CERTIFICATE OF CORRECTION

      FELCOR LODGING TRUST INCORPORATED, a Maryland corporation (hereinafter referred to as the "Company"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (the "Department") as follows:

      FIRST: The title of the document being corrected by this Certificate of Correction is the Articles Supplementary of FelCor Lodging Trust Incorporated (formerly, FelCor Suite Hotels, Inc.) (the "Articles Supplementary").

      SECOND: The name of the party to the Articles Supplementary being corrected by this Certificate of Correction is FelCor Lodging Trust Incorporated (formerly, FelCor Suite Hotels, Inc.).

      THIRD: The Articles Supplementary being corrected by this Certificate of Correction were filed with, and accepted for record by, the Department on May 2, 1996 at 11:40 a.m.

      FOURTH: The definition of "Dividend Periods" in Section 2 of Article SECOND of the Articles Supplementary, which is the provision of the Articles Supplementary being corrected by this Certificate of Correction, as previously filed read as follows:

            "Dividend Periods" shall mean quarterly dividend periods commencing January 1, March 1, June 1 and September 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on May 6, 1996 and end on and include June 30, 1996).

      FIFTH: The definition of "Dividend Periods" in Section 2 of Article SECOND of the Articles Supplementary is hereby corrected by deleting that definition in its entirety and inserting in its place the following:

            "Dividend Periods" shall mean quarterly dividend periods commencing January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on May 6, 1996 and end on and include June 30, 1996).

      SIXTH: This Certificate of Correction does not (i) alter the wording of any resolution which was adopted by the board of directors or the stockholders of the Company or (ii) make any change or amendment which would not have complied in all respects with the requirements of the Maryland General Corporation Law.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed in its name and on its behalf on this 29th day of March, 2004, by its President who acknowledges that this Certificate of Correction is the act of the Company and that, to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in this Certificate of Correction are true and correct in all respects.

                                  FELCOR LODGING TRUST INCORPORATED

                                    /s/ THOMAS J. CORCORAN, JR.
                                  ----------------------------------------------
                                  Thomas J. Corcoran, Jr.,
                                  President and Chief Executive Officer

         (SEAL)

                                  Attest:

                                    /s/ LAWRENCE D. ROBINSON
                                  ----------------------------------------------
                                  Lawrence D. Robinson,
                                  Executive Vice President, General Counsel and Secretary

                             ARTICLES SUPPLEMENTARY
                                       OF
                        FELCOR LODGING TRUST INCORPORATED

      FELCOR LODGING TRUST INCORPORATED, a Maryland corporation (hereinafter, the "Company"), hereby certifies as follows:

      FIRST: According to the Charter of the Company, the Company has authority to issue 200,000,000 shares of Common Stock, par value $0.01 per share, and 20,000,000 shares of Preferred Stock, par value $0.01 per share, and the Board of Directors of the Company on April 11, 1996, classified 6,900,000 unissued shares of the Preferred Stock as "$1.95 Series A Cumulative Convertible Preferred Stock" and on March 5, 1998, reclassified 850,000 shares thereof as authorized but unissued Preferred Stock without designation as to class or series, thus reducing the number of authorized shares of $1.95 Series A Cumulative Convertible Preferred Stock to 6,050,000.

      SECOND: Under the authority of the Board of Directors of the Company set forth in Article V of the Charter of the Company, which authority was properly delegated by the Board of Directors of the Company on March 10, 2004, to the Executive Committee of the Board of Directors, the Executive Committee on March 30, 2004 classified 4,600,000 additional unissued shares of the Company's Preferred Stock, par value $0.01 per share, as "$1.95 Series A Cumulative Convertible Preferred Stock." As a result, the aggregate number of authorized shares of $1.95 Series A Cumulative Convertible Preferred Stock is increased to 10,650,000.

      THIRD: The additional 4,600,000 shares of $1.95 Series A Cumulative Convertible Preferred Stock shall be subject in all respects to the terms and conditions of the Company's Charter and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are applicable to the existing shares of $1.95 Series A Cumulative Convertible Preferred Stock as set forth in the Articles Supplementary of the Company accepted for record by the State Department of Assessments and Taxation of the State of Maryland on May 2, 1996, except that dividends on such additional shares shall be cumulative from the first day of the earliest Dividend Period for which dividends on previously outstanding shares of $1.95 Series A Cumulative Convertible Preferred Stock have not been authorized.

      FOURTH: The total number of shares of capital stock that the Company has authority to issue is (i) 200,000,000 shares of Common Stock, par value of $0.01 per share, and (ii) 20,000,000 shares of Preferred Stock, par value of $0.01 per share, of which 10,650,000 shares have been designated as $1.95 Series A Cumulative Convertible Preferred Stock and 67,758 shares have been designated as 9% Series B Cumulative Convertible Preferred Stock.

      IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf this 31st day of March, 2004, by its President who acknowledges that these Articles Supplementary are the act of the Company and that, to the best of his knowledge, information and belief and under the penalties of perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.

                                 FELCOR LODGING TRUST INCORPORATED

                                 /s/ Thomas J. Corcoran, Jr.
                                  ---------------------------
                                 Thomas J. Corcoran, Jr.,
                                 President and Chief Executive Officer

(Corporate Seal)                 Attest:

                                 By:   /s/ Lawrence D. Robinson
                                     --------------------------
                                 Lawrence D. Robinson,
                                 Executive Vice President, General Counsel, and Secretary

                             ARTICLES SUPPLEMENTARY
                                       OF
                        FELCOR LODGING TRUST INCORPORATED

      FELCOR LODGING TRUST INCORPORATED, a Maryland corporation (hereinafter, the "Company"), hereby certifies as follows:

      FIRST: According to the Charter of the Company, the Company has authority to issue 200,000,000 shares of Common Stock, par value $0.01 per share, and 20,000,000 shares of Preferred Stock, par value $0.01 per share, and the Board of Directors of the Company (i) on April 11, 1996, classified 6,900,000 unissued shares of the Preferred Stock as "$1.95 Series A Cumulative Convertible Preferred Stock"; (ii) on March 5, 1998, reclassified 850,000 shares thereof as authorized but unissued Preferred Stock without designation as to class or series, thus reducing the number of authorized shares of $1.95 Series A Cumulative Convertible Preferred Stock to 6,050,000; and (iii) on March 30, 2004, the Executive Committee, under the authority of the Board of Directors of the Company set forth in Article V of the Charter, which authority was properly delegated by the Board of Directors on March 10, 2004, to the Executive Committee of the Board of Directors, classified 4,600,000 additional unissued shares of the Company's Preferred Stock, par value $0.01 per share, as "$1.95 Series A Cumulative Convertible Preferred Stock," thus, increasing the aggregate number of authorized shares of $1.95 Series A Cumulative Convertible Preferred Stock to 10,650,000.

      SECOND: Under the authority of the Board of Directors of the Company set forth in Article V of the Charter of the Company, which authority was properly delegated by the Board of Directors of the Company on August 16, 2004 to the Executive Committee of the Board of Directors, the Executive Committee on August 18, 2004, classified 2,300,000 additional unissued shares of the Company's Preferred Stock, par value $0.01 per share, as "$1.95 Series A Cumulative Convertible Preferred Stock." As a result, the aggregate number of authorized shares of $1.95 Series A Cumulative Convertible Preferred Stock is increased to 12,950,000.

      THIRD: The additional 2,300,000 shares of $1.95 Series A Cumulative Convertible Preferred Stock shall be subject in all respects to the terms and conditions of the Company's Charter and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are applicable to the existing shares of $1.95 Series A Cumulative Convertible Preferred Stock as set forth in the Articles Supplementary of the Company accepted for record by the State Department of Assessments and Taxation of the State of Maryland on May 2, 1996, except that dividends on such additional shares shall be cumulative from the first day of the earliest Dividend Period for which dividends on previously outstanding shares of $1.95 Series A Cumulative Convertible Preferred Stock have not been authorized.

      FOURTH: The total number of shares of capital stock that the Company has authority to issue is (i) 200,000,000 shares of Common Stock, par value of $0.01 per share, and (ii) 20,000,000 shares of Preferred Stock, par value of $0.01 per share, of which 12,950,000 shares have been designated as $1.95 Series A Cumulative Convertible Preferred Stock and 67,758 shares have been designated as 9% Series B Cumulative Convertible Preferred Stock.

      IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf this 18th day of August, 2004, by its President who acknowledges that these Articles Supplementary are the act of the Company and that, to the best of his knowledge, information and belief and under the penalties of perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.

                        FELCOR LODGING TRUST INCORPORATED

                        /s/ Thomas J. Corcoran, Jr.
                        --------------------------------------------------------
                        Thomas J. Corcoran, Jr.,
                        President and Chief Executive Officer

(Corporate Seal)        Attest:

                        By: /s/ Lawrence D. Robinson
                            ----------------------------------------------------
                        Lawrence D. Robinson,
                        Executive Vice President, General Counsel, and Secretary

                             ARTICLES SUPPLEMENTARY
                                       OF
                        FELCOR LODGING TRUST INCORPORATED

      FELCOR LODGING TRUST INCORPORATED, a Maryland corporation (hereinafter referred to as the "Company"), hereby certifies as follows:

      FIRST, Under the authority set forth in Article V of the Charter of the Company, the Board of Directors of the Company has classified 54,000 unissued shares of preferred stock, $0.01 par value per share ("Preferred Stock"), as "8% Series C Cumulative Redeemable Preferred Stock."

      SECOND, A description of the 8% Series C Cumulative Redeemable Preferred Stock, including the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set or changed by the Board of Directors of the Company, or the Pricing Committee thereof, is as follows:

      SECTION 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Stock shall be designated as 8% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock"), and 54,000 shall be the number of shares of Preferred Stock constituting such series.

      SECTION 2. DEFINITIONS. For purposes of the Series C Preferred Stock, the following terms shall have the meanings indicated:

      (a) "Board of Directors" shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series C Preferred Stock.

      (b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Texas or New York are not required to be open.

      (c)   "Call Date" shall have the meaning set forth in paragraph (c) of
Section 5 hereof.

      (d) "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

      (e) "Dividend Payment Date" shall mean the last calendar day of January, April, July and October, in each year, commencing on July 31, 2005; PROVIDED, HOWEVER, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

      (f) "Dividend Periods" shall mean quarterly dividend periods commencing February 1, May 1, August 1, and November 1, of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on April 7, 2005 and end on and include July 31, 2005).

      (g) "Issue Date" shall mean the date, from time to time, on which the Company issues a share of Series C Preferred Stock.

      (h) "Junior Stock" shall mean the Common Stock and any other class or series of shares of the Company capital stock now or hereafter issued and outstanding that rank junior to the Series C Preferred Stock as to payment of dividends or amount upon any liquidation, dissolution or winding up of the Company.

      (i)   "Parity Stock" shall have the meaning set forth in paragraph (b) of
Section 8 hereof.

      (j) "Series A Preferred Stock" shall mean the Company's $1.95 Series A Cumulative Convertible Preferred Stock.

      (k) "Series B Preferred Stock" shall mean the Company's 9% Series B Cumulative Redeemable Preferred Stock.

      (l)   "Series C Preferred Stock" shall have the meaning set forth in
Section 1 hereof.

      (m) "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Company; PROVIDED, HOWEVER, that if any funds for a class or series of Junior Stock or any class or series of stock ranking on a parity with the Series C Preferred Stock as to the payment of dividends are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series C Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

      (n) "Transfer Agent" means SunTrust Bank, or such other agent or agents of the Company as may be designated by the Board of Directors or their designee as the transfer agent for the Series C Preferred Stock.

      (o) "Voting Preferred Stock" shall have the meaning set forth in Section 9(a) hereof.

      SECTION 3. DIVIDENDS.

      (a) The Holders of shares of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends payable in cash in an amount per share of Series C Preferred Stock equal to 8% of the liquidation preference per year. Such dividends shall be cumulative from the Issue Date of such shares, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends are authorized, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the

Issue Date. Each such dividend shall be payable in arrears to the holders of record of shares of the Series C Preferred Stock, as they appear on the stock records of the Company at the close of business on such record dates, not more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

      (b) The amount of dividends payable for each full Dividend Period for the Series C Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period, on the Series C Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

      (c) So long as any shares of the Series C Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series C Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series C Preferred Stock and accrued and unpaid on such Parity Stock.

      (d) So long as any shares of the Series C Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly, unless in each case (i) the full cumulative dividends on all outstanding shares of the Series C Preferred Stock and any other Parity Stock of the Company shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series C Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock and the current dividend period with respect to such Parity Stock. Notwithstanding the foregoing limitations, the Company may at any time acquire shares of its capital stock, without regard to rank, for the purpose of preserving its status as a real estate investment trust ("REIT").

      SECTION 4. LIQUIDATION PREFERENCE.

      (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Series C Preferred Stock shall be entitled to receive two thousand five hundred dollars ($2,500.00) per share of Series C Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Series C Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more corporations, (ii) a sale or transfer of all or substantially all of the Company's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

      (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series C Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series C Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock shall not be entitled to share therein.

      SECTION 5. REDEMPTION AT THE OPTION OF THE COMPANY.

      (a) The Series C Preferred Stock shall not be redeemable by the Company prior to April 7, 2010. On and after April 7, 2010, the Company, at its option, may redeem the shares of Series C Preferred Stock in whole or in part, as set forth herein, subject to the provisions described below.

      (b) The Series C Preferred Stock may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time, upon not less than 30 nor more than 60 days' prior written notice. In order to exercise its redemption option, the Company must issue a press release announcing the redemption (the "Press Release"). The Company may not issue a Press Release prior to April 7, 2010. The Press Release shall announce the redemption and set forth the number of shares of Series C Preferred Stock which the Company intends to redeem. The Call Date shall be selected by the Company, shall be specified in the notice of redemption and, subject to the provisions of Section 5(e) below, shall be not less than 30 days or more than 60 days after the date on which the Company issues the Press Release.

      (c) Upon redemption of Series C Preferred Stock by the Company on the date specified in the notice to holders required under subparagraph (e) of this
Section 5 (the "Call Date"), each share of Series C Preferred Stock to be redeemed shall be redeemed in cash at a price per share equal to $2,500.00 per share, plus all accrued and unpaid distributions thereon to the Call Date, without interest, to the extent that the Company has funds legally available therefor. The redemption price of the Series C Preferred Stock may be paid from any source. Dividends payable on the shares of Series C Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

      (d) If full cumulative dividends on the Series C Preferred Stock and any other class or series of Parity Stock of the Company have not been paid or declared and set apart for payment, the Series C Preferred Stock may not be redeemed in part and the Company may not purchase or acquire shares of Series C Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series C Preferred Stock.

      (e) If the Company shall redeem shares of Series C Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to the record holders of the Series C Preferred Stock by the Company not less than 30 days nor more than 60 days before the Call Date. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Company, or by publication in THE WALL STREET JOURNAL or THE NEW YORK TIMES, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Company elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series C Preferred Stock to be redeemed. Neither the failure to mail any notice required by this paragraph
(e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date:
(2) the number of shares of Series C Preferred Stock to be redeemed from such holder; (3) the redemption price; (4) the place or places where the Series C Preferred Stock is to be surrendered for payment of the redemption price; and
(5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Company shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of the Series C Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C Preferred Stock of the Company shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates). The Company's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, The City of New York and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, any cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Series C Preferred Stock so called for redemption. At the close of business on the Call Date, each share Series C Preferred Stock to be redeemed pursuant to Section 5(a) (unless the Company defaults in the delivery of the cash payable on such Call Date) shall be deemed to be no longer outstanding regardless of whether such holder has surrendered the certificates representing the Series C Preferred Stock. No interest shall accrue for the benefit of the holders of Series C Preferred Stock to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date (together with any interest or other earnings accrued thereon) shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash, and shall have no right to interest from and after the Call Date.

      As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Series C Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the shares of Series C Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

      (f) Notwithstanding the foregoing, the Company may at any time acquire shares of its capital stock, without regard to rank, for the purpose of preserving its status as a REIT, for purposes of an employee benefit plan of the Company, or in accordance with the conversion or redemption provisions of any class of Preferred Stock ranking on parity with or senior to the Series C Preferred Stock.

      (g) The procedures for redeeming any depositary receipts evidencing fractional interests in the Series C Preferred Stock shall be substantially the same as the procedures for redeeming the Series C Preferred Stock contained in this Section 5 except that the depositary agent that issued the depositary receipts being redeemed may act on behalf of the Company.

      SECTION 6. SHARES TO BE RETIRED.

      All shares of Series C Preferred Stock which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series. The Company may also retire any unissued shares of Series C Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

      SECTION 7. CONVERSION.

      Holders of shares of Series C Preferred Stock shall have no conversion rights.

      SECTION 8. RANKING.

      Any class or series of stock of the Company shall be deemed to rank:

      (a) prior to the Series C Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Stock;

      (b) on a parity with the Series C Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series C Preferred Stock, if the holders of such class or series of stock and the Series C Preferred Stock shall be entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Parity Stock"); the Series A Preferred Stock and the Series B Preferred Stock shall be Parity Stock with respect to the Series C Preferred Stock; and

      (c) junior to the Series C Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series C Preferred Stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series of stock.

      SECTION 9. VOTING.

      (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Stock) and the holders of shares of Series C Preferred Stock, together with the holders of shares of every other series of Parity Stock similarly entitled to vote (any such other series, the "Voting Preferred Stock"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrearage dividends on the Series C Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series C Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in six quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series C Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of members of the Board of Directors shall be automatically reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series C Preferred Stock and the Voting Preferred Stock, the secretary of the Company may, and upon the written request of any holder of Series C Preferred Stock or any holder of depositary receipts evidencing a fractional interest in the Series C Preferred Stock (addressed to the secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series C Preferred Stock and the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series C Preferred Stock (or depositary receipts representing a fractional interest in the Series C Preferred Stock) may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series C Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series C Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

      (b) So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series C Preferred Stock and the Voting Preferred Stock, at the time outstanding, acting as a single class regardless of series, at any meeting called for the purpose, shall be necessary for effecting or validating the following:

            (i) Any amendment, alteration or repeal of any of the provisions of these Articles Supplementary, whether by way of merger, consolidation or otherwise, that materially adversely affects the voting powers, rights or preferences of the holders of the Series C Preferred Stock or the Voting Preferred Stock; PROVIDED, HOWEVER, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount, of any Junior Stock or any shares of any class ranking on a parity with the Series C Preferred Stock or the Voting Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series C Preferred Stock, and PROVIDED, FURTHER, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series C Preferred Stock or another series of Voting Preferred Stock that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of least 66 2/3% of the votes entitled to be cast by holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series C Preferred Stock and the Voting Preferred Stock which otherwise would be entitled to vote in accordance herewith;

            (ii) Enter into a share exchange that affects the Series C Preferred Stock, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into the Company, unless in each such case, each share of Series C Preferred Stock remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for a share of preferred stock of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption identical to those of a share of Series C Preferred Stock (except for changes that do not materially and adversely affect the holders of the Series C Preferred Stock); or

            (iii) The authorization, reclassification, or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series C Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company or in the payment of dividends.

      For purposes of the foregoing provisions of this Section 9, each share of Series C Preferred Stock shall have one hundred (100) votes per share, each of which may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each share of the Series C Preferred Stock, the holder thereof may designate up to 100 proxies, with each proxy having the right to vote a whole number of votes (totaling 100 votes per share of Series C Preferred Stock). Except as otherwise required by applicable law or as set forth herein, the shares of Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

      SECTION 10. RECORD HOLDERS. The Company and the Transfer Agent may deem and treat the record holder of any shares of Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

                         [Signatures On Following Page.]

      IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed in its name and on its behalf on this 4th day of April 2005, by its Executive Vice President who acknowledges that these Articles Supplementary are the act of the Company and that to the best of his knowledge, information and belief, under penalties for perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.

                                 FELCOR LODGING TRUST INCORPORATED

                                 By:_________________________________
                                 Name: Lawrence D. Robinson
                                 Title: Executive Vice President

                                 Attest:

                                        _____________________________
                                        Assistant Secretary

                                               (Corporate Seal)

                             ARTICLES SUPPLEMENTARY
                                       OF
                        FELCOR LODGING TRUST INCORPORATED

      FELCOR LODGING TRUST INCORPORATED, a Maryland corporation (hereinafter, the "Company"), hereby certifies as follows:

      FIRST: Under the authority set forth in Article V of the Charter of the Company, on January 25, 2005, the Board of Directors of the Company authorized the Executive Committee of the Board of Directors of the Company (the "Committee") to take action to classify up to 68,000 unissued shares of the Company's preferred stock, par value $0.01 per share, as "8% Series C Cumulative Redeemable Preferred Stock" ("Series C Preferred Stock"). On March 8, 2005, the Committee classified 54,000 shares of preferred stock as Series C Preferred Stock under its authority. On August 9, 2005, the Committee classified an additional 13,980 shares of preferred stock as Series C Preferred Stock under its authority. As a result, the aggregate number of authorized shares of Series C Preferred Stock is increased from 54,000 to 67,980.

      SECOND: The additional 13,980 shares of Series C Preferred Stock shall be subject in all respects to the terms and conditions of the Company's Charter and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are applicable to the existing shares of Series C Preferred Stock as set forth in the Articles Supplementary of the Company accepted for record by the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") on April 4, 2005, except that dividends on such additional shares of Series C Preferred Stock shall be cumulative from August 1, 2005.

      THIRD: The total number of shares of capital stock that the Company has authority to issue is (i) 200,000,000 shares of common stock, par value $0.01 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share, of which 12,950,000 shares are designated as $1.95 Series A Cumulative Convertible Preferred Stock, 13,758 shares are designated as 9% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") and 67,980 shares are designated as 8% Series C Cumulative Redeemable Preferred Stock. By Articles Supplementary of the Company accepted for record by the SDAT on May 6, 1998 and April 2, 2002 (collectively, the "Series B Articles"), the Company classified an aggregate of 67,758 shares of its preferred stock as Series B Preferred Stock. According to the Series B Articles, shares of Series B Preferred Stock that are redeemed by the Company became authorized but unissued shares of preferred stock without description as to class or series. The Company has heretofore redeemed 54,000 shares of Series B Preferred Stock.

      IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf this 29th day of August 2005, by its Executive Vice President, who acknowledges that these Articles Supplementary are the act of the Company and that, to the best of his knowledge, information and belief and under the penalties of perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.

                                          FELCOR LODGING TRUST INCORPORATED

                                          By: /s/ LAWRENCE D. ROBINSON
                                              ---------------------------------
                                              Lawrence D. Robinson,
                                              Executive Vice President

(Corporate Seal)                         Attest:

                                          By:  /s/ BARBARA LACY
                                               ---------------------------------
                                               Assistant Secretary